UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )
_______________________________________

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EndoChoice Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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EndoChoice Holdings, Inc.
11405 Old Roswell Road
Alpharetta, Georgia 30009

Notice of 2016 Annual Meeting of Stockholders

Date and Time:	April 29, 2016 at 8:00 a.m local time
Place:	EndoChoice Holdings, Inc. 11405 Old Roswell Road Alpharetta, Georgia 30009
Record Date:	March 16, 2016
Items of Business:
(1)    Election of three Class I directors with terms expiring at the 2019 annual meeting;
(2)    Approval of the Amended and Restated Employee Stock Purchase Plan;
(3)    Ratification of the appointment of our independent registered public accounting firm; and
(4)    Consider and act upon any other business properly brought before the meeting or any adjournments or postponements of the meeting.

Dear Stockholder:
You are cordially invited to attend the 2016 Annual Meeting of the Stockholders of EndoChoice Holdings, Inc. Details regarding the business items of the meeting are described in the accompanying Proxy Statement.
We are mailing our proxy materials to you on or about March 29, 2016. Stockholders of record at the close of business on March 16, 2016 will be entitled to vote at our 2016 Annual Meeting or any adjournments or postponements of the meeting. You have a choice of voting in person, over the Internet, by telephone, or by executing and returning your proxy card. In order to ensure a quorum, please vote over the Internet or by telephone, or return your proxy card, whether or not you plan to attend the meeting.
By order of the Board of Directors,
/s/ James B. Young, Jr.

James B. Young, Jr.
General Counsel and Corporate Secretary

March 29, 2016
The Company's 2016 Proxy Statement and 2015 Annual Report
are available on the following website: www.proxyvote.com

EndoChoice Holdings, Inc.
Proxy Statement

Proxy Summary

Summary of Proposals
PROPOSAL 1 - ELECTION OF DIRECTORS (see page 10)
We are seeking election of three Class I directors whose terms will expire at the 2019 Annual Meeting. The following table provides summary information about each of our Class I director nominees. For more complete information about each of the director nominees, see page 11.

Name	Age	Director Since	Primary Occupation	Committee Service	Number of Other Public Company Boards

William R. Enquist	59	Sept. 2015	Former President of Global Endoscopy, Stryker Corporation	Compensation & Governance and Compliance Committees	1
David L. Kaufman	60	Jan. 2013	Senior Managing Director, Envest Holdings, LLC	Audit Committee	—
David H. Mowry	53	Sept. 2015	Executive Vice President & Chief Operating Officer, Wright Medical Group, N.V.	Compensation & Governance and Compliance Committees	—

PROPOSAL 2 - APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN (see page 19)
We are seeking approval of our amended and restated Employee Stock Purchase Plan, or the Amended and Restated ESPP, for the sole purpose of increasing the number of shares of our common stock reserved for issuance under the Amended and Restated ESPP by 343,934 shares. We believe our success is tied to our ability to attract and retain high caliber personnel and the Amended and Restated ESPP is designed to more closely align the interests of our employees with those of our stockholders by encouraging investment in our common stock, thus allowing our employees to share in the Company's success through the appreciation in the value of the stock purchased through this plan. The Amended and Restated ESPP will be an important employee retention and recruitment vehicle.
Some of the key provisions of the Amended and Restated ESPP are:

•	Broad-based plan currently offered to eligible employees in U.S. and Israel

•	Qualifies under Internal Revenue Code (the Code) Section 423 (Section 423) and is compliant with Israel Income Tax Ordinance (New Version) 1962 (ITO)

•
Shareholder approval is required to increase the number of shares of common stock available for purchase, to change the employees eligible to participate, or if an amendment to the plan would cause the Amended and Restated ESPP to cease being qualified under Section 423

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Purchase price of shares purchased under the plan is the lower of 85% of the closing trading price on the first trading day of the purchase period or 85% of the closing trading price per share on the last trading day of each offering period

•	Administered by the Compensation Committee, which is composed of independent non-employee directors

If the Amended and Restated ESPP is approved, there will be a total of 470,000 shares available for purchase. Of this total, 55,508 were purchased by approximately 110 participants on December 31, 2015. There were 70,558 shares available for purchase as of date of this Proxy Statement. If stockholders do not approve the Amended and Restated ESPP, we will continue to allow purchases of our common stock in our currently approved ESPP until the shares remaining for purchase thereunder are exhausted, which we estimate will occur during the current purchase period ending on June 30, 2016.

PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (see page 24)
We are seeking ratification of the appointment of KPMG LLC (KPMG) as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2016. Total fees paid to KPMG during our fiscal years ended December 31, 2015 and December 31, 2014 were $1,210,675 and $400,360, respectively. KPMG has been our independent registered public accounting firm since October 2013.
Executive Compensation Summary
The table below shows the 2015 compensation for each of our named executive officers calculated pursuant to Securities and Exchange Commission (SEC) rules. For complete information about the compensation of our named executive officers, see the Fiscal 2015 Summary Compensation Table, including the footnotes thereto, on page 30.

Name	Year	Salary ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	All other compensation ($)	Total ($)

Mark G. Gilreath	2015	412,333	2,285,672	903,544	92,780	14,675	3,709,004
David N. Gill	2015	308,333	1,049,481	345,557	67,494	2,426	1,773,291
Kevin V. Rubey	2015	250,000	426,608	160,500	32,588	1,749	871,445

Governance Highlights
We are committed to good corporate governance, which promotes the long term interests of our stockholders, strengthens the accountability of our Board of Directors and our management team, and helps build trust in our Company. Highlights include:

•	Substantial majority of independent directors, including our Chairman

•	Stock ownership guidelines for officers and directors

•	Policy restricting hedging, short sale and pledging of Company common stock by officers and directors
Important dates for our 2017 Annual Meeting of Stockholders
Stockholder proposals submitted for inclusion in our 2017 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by us no later than November 29, 2016. Notice of stockholder proposals to be raised from the floor of the 2016 Annual Meeting of Stockholders outside of Rule 14a-8 must be received by us no later than January 28, 2017.

Proxy Solicitation and Voting Information

Owners of our common stock at the close of business on the record date, March 16, 2016, may vote at our 2016 Annual Meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. There were 26,009,146 shares of common stock issued and outstanding as of the close of business on the record date. A list of stockholders entitled to vote will be available at the 2016 Annual Meeting and during ordinary business hours ten days prior to the 2016 Annual Meeting at the Company's principal executive offices. Any stockholder of record may examine the list for any legally valid purpose.
Our Board is soliciting your proxy to vote at our 2016 Annual Meeting, and at any adjournment or postponement of the meeting. We will bear all expenses incurred in connection with the solicitation of proxies. Our directors, officers and associates may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.
To conduct the business of the 2016 Annual Meeting, we must have a quorum. The presence, in person or by proxy, of stockholders holding at least a majority of the shares of our common stock outstanding will constitute a quorum. Broadridge Investor Communications Services will tabulate the votes and a representative of the Company will serve as the inspector of elections during the 2016 Annual Meeting. Abstentions, broker non-votes and votes withheld from director nominees count as shares present for the purpose of determining a quorum. A broker non-vote occurs when a broker, bank or other nominee holder does not vote on a particular item because the nominee holder does not have discretionary authority to vote on that item and has not received instructions from the beneficial owner of the shares. In the absence of voting instructions from the beneficial owner of the shares, nominee holders will not have discretionary authority to vote the shares at the 2016 Annual Meeting in the election of directors or for the approval the an amendment to our Employee Stock Purchase Plan, but will have discretionary authority to vote on the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2016. Proxies that are transmitted by nominee holders for beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder.
According to our Bylaws, each of the proposed items will be determined as follows:
Election of Directors: The election of directors will be determined by a plurality of votes cast, which means the three persons receiving the greatest number of affirmative votes cast at the 2016 Annual Meeting will be elected as directors. As a result, abstentions and broker non-votes will have no effect on the outcome of the election of directors. We do not allow cumulative voting in the election of directors. A properly executed proxy marked "withhold authority" with respect to the election of one or more directors will not be voted with respect to the director nominee or director nominees indicated, although it will be counted for purposes of determining a quorum.
Approval of the Amended and Restated Employee Stock Purchase Plan, Ratification of the Independent Registered Public Accounting Firm and Other Matters: The outcome of the approval of the amendment of our Employee Stock Purchase Plan, the ratification of the appointment of our independent registered public accounting firm and all other matters submitted for a vote will be determined by a majority of votes cast affirmatively or negatively, except as may otherwise be required by law. As a result, abstentions and broker non-votes will not affect the outcome of votes on these matters.

Questions and Answers Regarding this Proxy Statement
Who is entitled to vote at the Annual Meeting?
If you owned shares of our common stock at the close of business on March 16, 2016, the record date, you may vote at the 2016 Annual Meeting. Each share is entitled to one vote on each matter presented for consideration and action at the 2016 Annual Meeting.
In order to vote, you must either designate a proxy to vote on your behalf, or attend the 2016 Annual Meeting and vote your shares in person. Even if you plan to attend the 2016 Annual Meeting in person, our board of directors (Board) requests your proxy to ensure your shares are counted towards a quorum and to ensure they are voted at the meeting.
What matters are scheduled to be presented?
Proposal 1 – The election of three Class I directors nominated and recommended by our Board with terms expiring at the 2019 Annual Meeting or until his successor is duly elected and qualified or until his earlier death, resignation or removal.
Proposal 2 – The approval of an amended and restated Employee Stock Purchase Plan requesting an increase in the number of shares available for issuance in that plan.
Proposal 3 – The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2016.
Action may also be taken at the 2016 Annual Meeting with respect to any other business that properly comes before the meeting, and the proxy holders have the right to vote and will vote in accordance with their judgment on any additional business. As of the date of this proxy statement, we do not know of any other business to be brought before the 2016 Annual Meeting.
What is the record date and what does it mean?
The record date for the 2016 Annual Meeting is March 16, 2016. The record date was established by our Board as required by the Delaware General Corporation Law. Owners of record of shares of our common stock at the close of business on the record date are entitled to receive notice of the meeting and are entitled to vote at the meeting and at any adjournments or postponements of the meeting.
What is the difference between a stockholder of record and a stockholder who holds stock in street name?
If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a stockholder of record. If your shares are held in the name of your broker, bank, trustee or other nominee, your shares are held in street name. If you hold your shares in street name, you will have the opportunity to instruct your broker, bank, trustee or other nominee as to how to vote your shares. Street name stockholders may only vote in person if they have a legal proxy as discussed in detail below.
How do I vote as a stockholder of record?
As a stockholder of record, you may vote by one of the following four methods:

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Internet Voting. You may use the Internet as described on the proxy card to vote your shares of our common stock by giving us a proxy. You will be able to vote your shares by the Internet and confirm that your vote has been properly recorded. Please see your proxy card for specific instructions.

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Telephone Voting. You may vote your shares of our common stock by giving us a proxy using the toll-free number listed on the proxy card. The procedure allows you to vote your shares and to confirm that your vote was recorded. Please see your proxy card for specific instructions.

•	Voting By Mail. You may sign, date, and mail your proxy card in the postage-paid envelope provided.

•	Voting In Person. You may vote in person at the meeting.
How do I vote as a street name stockholder?
If your shares are held through a broker, bank, trustee or other nominee, you will receive a request for voting instructions with respect to your shares of our common stock from the broker, bank, trustee or other nominee. You should respond to the request for voting instructions in the manner specified by the broker, bank, trustee or other nominee. If you have questions about voting your shares, you should contact your broker, bank, trustee or other nominee.
If you hold your shares through a broker, bank, trustee or other nominee and you wish to vote in person at the meeting, you will need to bring a legal proxy to the meeting. You must request a legal proxy through your broker, bank, trustee or other nominee. Please note that if you request a legal proxy, any proxy with respect to your shares of our common stock previously executed by your broker, bank, trustee, or other nominee will be revoked and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.
What if I sign and return my proxy, but do not provide voting instructions?
If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of each of the Class I director nominees named in this Proxy Statement, FOR the approval of the amendment and restatement of our Employee Stock Purchase Plan and FOR the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2016.
How do I revoke or change my vote?
If you have returned a proxy via mail, telephone or Internet, you may revoke your proxy at any time before it is voted at the 2016 Annual Meeting by notifying the General Counsel at the Company's headquarters office, by sending another proxy dated later than your prior proxy either by Internet, telephone or mail, or by attending the 2016 Annual Meeting and voting in person by ballot or by proxy.
What if I receive more than one Proxy Card?
If your shares are registered separately or are in more than one account, you may receive more than one Proxy Card the Company or a broker, bank, trustee or other nominee account with respect to your shares held in street name. Please carefully follow the instructions on each Proxy Card you receive and return all of the requests for voting instructions to ensure that all your shares are voted.
How can I find out the results of the voting at the 2016 Annual Meeting?
Preliminary voting results will be announced at the meeting, In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file the Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What are the implications of being an "emerging growth company?"
We are an "emerging growth company," as defined in Section 101(a)(19)(C) of the Jumpstart Our Business Startups Act, also known as the JOBS Act. As an emerging growth company, under SEC rules, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement, are subject to reduced compensation disclosure requirements, and are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more that $1 billion in non-convertible debt during the prior three-year period.

Questions and Answers Regarding the Governance of the Company
We take seriously our responsibility to represent the interests of stockholders, and we are committed to good corporate governance. We have adopted a number of policies and processes to ensure our effective governance. The following questions and answers relate to the governance of the Company.
How do I contact the Board of Directors?
Stockholders and other interested parties may communicate directly with any member of the Board and may communicate directly with members of the Audit Committee by writing to the Board or Audit Committee in care of the General Counsel at EndoChoice Holdings, Inc., 11405 Old Roswell Road, Alpharetta, Georgia 30009. In addition, stockholders and other interested parties may email the Board or Audit Committee as outlined on the Company’s website (www.endochoice.com) under Investors, then Corporate Governance. In either instance, communications, other than solicitations or general advertising, will be forwarded promptly.
Where can I see the Company’s corporate documents and SEC filings?
The following governance documents are available on the Company’s website (www.endochoice.com) under Investors, then Corporate Governance.

•	Bylaws

•	Certificate of Incorporation

•	Corporate Governance Guidelines

•	Charters of the Audit, the Compensation and the Governance and Compliance Committees

•	Code of Conduct and Ethics, Code of Conduct and Ethics for Members of the Board of Directors, and Code of Ethics for Senior Executive and Financial Officers

Any interested party may receive printed copies of these documents by requesting them in writing. Such request should be directed to the General Counsel, EndoChoice Holdings, Inc., 11405 Old Roswell Road, Alpharetta, Georgia 30009. Our SEC filings, including Section 16 filings, are available on the Company’s website under Investors, then SEC Filings.
Information on or connected to our website is not, and should not, be considered part of this Proxy Statement.
How do we nominate directors?
The Governance and Compliance Committee, comprised solely of independent directors, is responsible for identifying, reviewing each individual’s qualifications and recommending a slate of director nominees to the Board for its consideration for further recommendation to the stockholders. In addition, the Governance and Compliance Committee is responsible for recommending to the Board nominees for appointment to fill a new Board seat or any Board vacancy. To fulfill these responsibilities, the Governance and Compliance Committee annually assesses the requirements of the Board and makes recommendations to the Board regarding its size, composition, and structure. In determining whether to nominate an incumbent director for reelection, the Governance and Compliance Committee evaluates each incumbent director's continued service in light of the current assessment of the Board's requirements, taking into account factors such as evaluations of the incumbent's performance.
When the need to fill a new Board seat or vacancy arises, the Governance and Compliance Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates, which may include engaging an outside search firm. The Governance and Compliance Committee reviews the qualifications of each potential candidate, which may include, but are not limited to, the candidate's integrity, character, independent judgment, breadth of experience, insight, knowledge and business acumen. Leadership skills and executive experience, expertise in medical technology or devices, medical knowledge, familiarity with issues affecting global businesses, financial and accounting knowledge, prior experience in the Company’s core markets, expertise in capital markets, strategic planning and marketing expertise, among others, may also be among the relevant selection criteria. The Governance and Compliance Committee strives to recommend candidates that will maintain a Board that reflects a diversity of experience and personal backgrounds. The selection criteria may vary over time depending on the needs of the Board.
Final candidates are generally interviewed by one or more Governance and Compliance Committee members. The Governance and Compliance Committee makes a recommendation to the Board based on its review, the results of interviews with the candidates, and all other available information. The Board makes the final decision on whether to invite a candidate to join the Board based on the totality of the merits of each candidate and not based upon any minimum qualifications or attributes. The Board approved invitation is extended by the Chairman of the Board.
Director Recommendations by Stockholders. The Governance and Compliance Committee will consider recommendations for director nominees from stockholders made in writing and addressed to the attention of the Chairman of the Governance and Compliance Committee, care of the General Counsel/Director Candidate Recommendation, EndoChoice Holdings, Inc., 11405 Old Roswell Road, Alpharetta, Georgia 30009. The Governance and Compliance Committee will consider and evaluate such recommended candidates in the same manner as those from other sources. Stockholders making recommendations for director nominees to the Governance and Compliance Committee should provide the same information required for nominations by stockholders at an annual meeting, as explained below.
How can a stockholder nominate someone for election as a Director?
Our Governance and Compliance Committee recommends potential candidates for nomination as director based on a number of criteria, including the needs outlined by the Board. Any stockholder who would like the Governance and Compliance Committee to consider a candidate for Board membership should send a letter of recommendation setting forth:
As to each person whom a stockholder proposes to nominate for election or re-election as a director of the Company:

•	the name, age, business address and residence address of the person,

•	the principal occupation or employment of the person,

•	the class or series and number of shares of capital stock of the Company which are directly or indirectly owned beneficially or of record by the person,

•	the date such shares were acquired and the investment intent of such acquisition and

•
any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected); and

As to a stockholder giving the notice:

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the name and address of such stockholder, as they appear on the Company’s books, the residence name and address (if different from the Company’s books) of such proposing stockholder, and the name and address of any stockholder associated person (as defined in the Company’s bylaws),

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the class and number of shares of stock of the Company which are directly or indirectly held of record or beneficially owned by such stockholder or by any stockholder associated person with respect to the Company’s securities, a description of any derivative positions (as defined in the Company’s bylaws) directly or indirectly held or beneficially held by the stockholder or any stockholder associated person, and whether and the extent to which a hedging transaction (as defined in the Company’s bylaws) has been entered into by or on behalf of such stockholder or any stockholder associated person,

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a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between such stockholder or any stockholder associated person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) is/are to be made by such stockholder,

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice,

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any other information relating to such stockholder or any stockholder associated person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and

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a representation as to whether such stockholder or any stockholder associated person intends to deliver a proxy statement or form of proxy to the holders of a sufficient number of the Company’s outstanding shares to elect each proposed nominee or otherwise to solicit proxies from stockholders in support of the nomination.

The information outlined above should be sent to the General Counsel, EndoChoice Holdings, Inc., 11405 Old Roswell Road, Alpharetta, Georgia 30009. To allow for timely consideration, recommendations must be received not less than 90 days and not more than 120 days prior to the first anniversary of the date of our most recent annual meeting, which will take place on April 29, 2016. The Company may request additional information regarding any proposed candidates as may be deemed appropriate. In addition, any stockholder of record entitled to vote for the election of directors may nominate persons for election to our Board if that stockholder complies with the notice procedures set forth under the caption "What are the requirements for submitting a Stockholder Proposal at next year's Annual Meeting?"
What are the requirements for submitting a Stockholder Proposal at next year’s Annual Meeting?
If you wish to have a stockholder proposal included in the Company's proxy soliciting materials for the 2017 Annual Meeting of Stockholders, you must submit the proposal by our deadline, which is 120 days prior to the first anniversary of the mailing of this Proxy Statement, or November 29, 2016. For any other business to be properly brought before the 2017 Annual Meeting by a stockholder, notice in writing must be delivered to the Company in accordance with the Company's Bylaws not less than 90 days nor more than 120 days prior to the first anniversary of the 2016 Annual Meeting, or between December 28, 2016 and January 28, 2017. Any stockholder proposals should be addressed to our General Counsel, EndoChoice Holdings, Inc. 11405 Old Roswell Road, Alpharetta, Georgia 30009. All such proposals should be sent by certified mail, return receipt requested.
What is the leadership structure of our Board of Directors?
Our Board is led by a non-executive Chairman that is chosen by the Board from its members. According to our Corporate Governance Guidelines, the Chief Executive Officer may not serve as Chairman. The Corporate Governance Guidelines calls for the Board to periodically review its leadership structure to ensure it is continuing to meet the Company’s needs and may in the future determine that the Chief Executive Officer of the Company may serve as Chairman of the Board.
How does the Board manage risk?
One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Governance and Compliance Committee monitors compliance with legal and regulatory requirements and the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Governance and Compliance Committee is also responsible for overseeing our risk management efforts generally, including the allocation of risk management functions among our Board and its committees. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Audit Committee periodically reviews the general process for the oversight of risk management by our Board.

Proposal 1 – Election of Directors

The Board has nominated each of William R. Enquist, David L. Kaufman and David H. Mowry for election to our Board at this Annual Meeting to serve as Class I directors with a new term expiring at the 2019 Annual Meeting or until his successor is duly elected and qualified or until his earlier death, resignation or removal. As previously announced on September 9, 2015, Dr. Uri Geiger and Mr. Rurik G. Vandevenne, the other Class I directors, will not stand for re-election at this Annual Meeting.
The persons named as proxies in the accompanying proxy card, or their substitutes, will vote for the election of the Board’s nominees, except to the extent authority to vote for any or all of the nominees is withheld. No proposed nominee is being elected pursuant to any arrangement or understanding between the nominee and any other person or persons. All nominees have consented to stand for election at this meeting. If any of the nominees become unable or unwilling to serve, the persons named as proxies in the accompanying proxy card, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substituted nominees in accordance with their judgment.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
EACH OF THE CLASS I DIRECTOR NOMINEES
Board of Directors
The members of our Board are divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders for the year in which the term for their class expires. Our Bylaws provide that the number of directors constituting the Board shall be fixed from time to time by resolution of a majority of the directors then in office. On September 9, 2015, the Board increased the size of the Board to ten until the 2016 Annual Meeting, at which time the size of the Board will automatically be decreased to eight following the departure of Dr. Uri Geiger and Mr. Rurik G. Vandevenne. The current term of the Class I directors expires this year, and their successors are to be elected at 2016 Annual Meeting for a three-year term expiring at the annual meeting of stockholders to be held in 2019 or until each of their successors is duly elected and qualified or until their earlier death, resignation or removal. The terms of the Class II and Class III directors do not expire until the annual meeting of stockholders to be held in 2017 and 2018, respectively.
The Board has reviewed the independence of its members and determined that all of its current members, except Mr. Gilreath, have no material relationship with us, and are therefore independent based on the listing standards of the New York Stock Exchange, or NYSE, and the categorical standards set forth in our Corporate Governance Guidelines (available on our website (www.endochoice.com) under Investors, then Corporate Governance).
The following is a list of individuals who will comprise our Board as of the 2016 Annual Meeting, subject to the election of each of Messrs. Enquist, Kaufman and Mowry, and information regarding the committees of our Board on which each continuing director served as of December 31, 2015:

Name	Age	Class	Director Since	Current Term Expires	Committee(1)(2)

James R. Balkcom	71	III	Jan. 2013	2018	A, G (Chair)
J. Scott Carter	46	II	Sept. 2012	2017	C, G
D. Scott Davis	64	II	Dec. 2013	2017	A (Chair)
William R. Enquist	59	I	Sept. 2015	2016	C, G
Mark G. Gilreath	49	III	Sept. 2012	2018	—
R. Scott Huennekens(3)	51	III	Apr. 2013	2018	C (Chair), G
David L. Kaufman	60	I	Jan. 2013	2016	A
David H. Mowry	53	I	Sept. 2015	2016	C, G

(1)	A=Audit Committee; C=Compensation Committee; and G=Governance and Compliance Committee.
(2)	Mr. Gilreath is not a member of the Audit, Compensation or Governance and Compliance Committee; however, at their invitation, he routinely attends meetings of each such committee.
(3)	Mr. Huennekens is the Chairman of our Board.

Set forth below is a brief biography of each of the nominees and each person whose term of office as a director will continue after the annual meeting. Each biography also includes certain information regarding our directors' individual experience, qualifications, attributes and skills that led the Governance and Compliance Committee and the Board to conclude they are well qualified to serve as directors.
Class I Directors – Terms Expiring at 2016 Annual Meeting
William R. Enquist formerly served as the President of Global Endoscopy for Stryker Corporation (Stryker) from 1998 until 2013 and served as an advisor to Stryker through 2014. From 1998 to 2013, Mr. Enquist led Stryker’s Global Endoscopy group to the number one market share position in the rigid endoscopic video market with global sales exceeding $1.2 billion. Mr. Enquist joined Stryker’s sales and marketing organization in 1986. He serves on the board of directors for Firefly Medical, Inc. Mr. Enquist earned a BBA from the University of San Diego and completed Harvard University's Program for Management Development.

Mr. Enquist’s more than 30 years of experience in the medical device industry provides him with the qualifications and skills to serve as a director.

David L. Kaufman has served as a director of our subsidiary, EndoChoice, Inc., since October 2009. Mr. Kaufman is a founding Member and Senior Managing Director of Envest Holdings LLC, a private equity firm, and serves as a member of the Envest II and Envest III Investment Committees. He previously served as Chairman and Chief Executive Officer of The Vacation Store, which he co-founded in 1994. Mr. Kaufman was employed with Cunard Line Ltd. from 1987 to 1994, where he started as Staff Vice President, Finance, and rose to the position of Senior Vice President, Business Groups. He started his career with IBM, serving for 7 years in various financial management positions. Mr. Kaufman is a member of the board of directors of America's Swimming Pool Co., Cannonball, CoEnvest, EdLogics, Envest Holdings, and NuScriptRx. He also serves on the board of Old Dominion University Educational Foundation and is Vice Chairman of Virginia Wesleyan College. Mr. Kaufman earned a BBA from Emory University and a MBA from the University of Michigan.

Mr. Kaufman’s experience as a senior executive officer and other senior management roles and knowledge of corporate finance provide him with valuable and relevant experience in strategic planning, corporate finance, and leadership of complex organizations and provides him with the qualifications and skills to serve as a director.
David H. Mowry has served as the Executive Vice President and Chief Operating Officer of Wright Medical Group, N.V. (Wright) since October 2015, and as an Executive Director of Wright since June 2013. He served as the President and

Chief Executive Officer of Tornier N.V. (Tornier) from February 2013 to October 2015, having joined Tornier in July 2011 as Chief Operating Officer, and being subsequently appointed Interim President and Chief Executive Officer in November 2012. Prior to joining Tornier, Mr. Mowry served as President of the Global Neurovascular Division of Covidien plc, a global provider of healthcare products, from July 2010 to July 2011. He served as Senior Vice President and President, Worldwide Neurovascular of ev3 Inc. (“ev3”), a global endovascular device company, from January 2010 to July 2010. Mr. Mowry served as Senior Vice President of Worldwide Operations of ev3, from August 2007 to January 2010. Prior to this position, Mr. Mowry was Vice President of Operations for ev3 Neurovascular from November 2006 to October 2007. Before joining ev3, Mr. Mowry served as Vice President of Operations and Logistics at the Zimmer Spine Division of Zimmer Holdings Inc., a reconstructive and spinal implants, trauma and related orthopedic surgical products company, from February 2002 to November 2006. Prior to Zimmer, he was President and Chief Operating Officer of HeartStent Corp., a medical device company. Mr. Mowry received a degree in Engineering and Mathematics from the United States Military Academy at West Point.

Mr. Mowry’s operational experience in the medical device industry, including in the areas of manufacturing, logistics, quality assurance and general management, provides him with the qualifications and skills to serve as a director.
Class II Directors – Terms to Expire at the 2017 Annual Meeting
J. Scott Carter was formerly a managing member of Sequoia Capital Operations, LLC, a venture capital firm, from June 2006 until November 2015, where he focused on services, software and healthcare investments. Prior to joining Sequoia Capital, Mr. Carter was with Summit Partners where he focused on investments in the financial services and technology sectors. Earlier, he was with J.P. Morgan and its predecessor entities and served in various staff positions with former U.S. Senator Phil Gramm. Mr. Carter received a B.A. in Political Science from Texas A&M University and a MBA from the Darden School of Business at the University of Virginia.

Mr. Carter's involvement with his respective firms' investments in many healthcare companies over the past 12 years, including investments in the medical device industry, in-depth knowledge and industry experience, coupled with his skills in corporate finance and strategic planning, provides him with the qualifications and skill to serve as a director.

D. Scott Davis formerly served as Non-Executive Chairman of United Parcel Service of North America, Inc. (UPS), one of the world’s largest publicly-traded logistics companies, from October 2014 until February 2016. Prior to serving as Non-Executive Chairman at UPS, Mr. Davis served as Chairman and Chief Executive Officer of UPS from 2008 until 2014, retiring as Chief Executive Officer in September 2014. He has held a variety of other leadership positions at UPS, including Vice Chairman and Chief Financial Officer, since joining the Company in 1986. Mr. Davis previously served on the President's Intelligence Advisory Board, which provides the President with an independent source of advice on the effectiveness with which the Intelligence Community is meeting the nation's intelligence needs, and on the President’s Export Council, the principal national advisory committee on international trade. In addition, he is a member of the Business Roundtable, serves as a trustee of the Annie E. Casey Foundation and is a member of The Carter Center Board of Councilors. At the end of 2009, he completed a term as chairman of the Federal Reserve Bank of Atlanta. Mr. Davis serves on the boards of Johnson & Johnson and Honeywell International, Inc. He earned a B.Sc. in Accounting from Portland State University.

Mr. Davis’ experience as a chief executive officer and chairman of a leading logistics company and years of experience in senior management roles provide him with valuable and relevant experience in management, strategy, and leadership of complex organizations and provide him with the qualifications and skills to serve as a director.

Class III Directors – Terms to Expire at the 2018 Annual Meeting
James R. Balkcom served as Chairman of our Board from January 2013 until February 2015. In addition to being a member of the CEO Council of Council Capital, Mr. Balkcom currently serves as Civilian Aid to the Secretary of The Army, a position he has held since 2001. Prior to that, he served as Chairman and Chief Executive Officer of Pameco Corporation, a distribution company, from 1999 to 2000. He served as Chairman and Chief Executive Officer of Techsonic Industries, a sonar imaging company, from 1976 until its sale in 1994. Mr. Balkcom is on the board of directors of State Bank Financial Corporation. He has also served on the board of directors and as Chairman at several commercial banks, distribution and high-tech companies. Mr. Balkcom received a B.Sc. in Engineering from the United States Military Academy at West Point and a MBA in Finance from Harvard Business School.

Mr. Balkcom’s experience as a chief executive officer and as chairman of industry-leading companies across different industries provides him with valuable and relevant experience in management, strategy and leadership of complex organizations and provide him with the qualifications and skills to serve as a director.

Mark G. Gilreath has served as our Chief Executive Officer since January 2013 and as our President from January 2013 until March 3, 2016. Mr. Gilreath founded our subsidiary, EndoChoice, Inc., in October 2007 and has served as its President and Chief Executive Officer since inception. Prior to founding EndoChoice, Inc., Mr. Gilreath served on the Executive Committee, as the President of the Americas and as the Chief Marketing Officer at Given Imaging from 1999 to 2008. During his tenure at Given Imaging, the company launched the PillCam® Video Capsule and was transformed from a pre-revenue startup to a Nasdaq-listed company delivering $120 million in annual revenue, all through organic growth. From 1992 to 1999, Mr. Gilreath served in commercial leadership roles for PENTAX Medical, a public company manufacturing video endoscopes for GI endoscopy. Mr. Gilreath served in the U.S. Navy in naval intelligence, from 1989 to 1992, including during Operation Desert Storm. He currently serves on the board of directors of the Metro Atlanta Chamber of Commerce and the Medical Device Manufacturers Association (MDMA). Mr. Gilreath holds a MBA from the Fuqua School of Business at Duke University and a B.Sc. in business finance from Winthrop University. .
Mr. Gilreath’s experience as a chief executive officer and senior executive of different health care companies and his service in senior management provide him with valuable and relevant experience in business development, strategic planning, and marketing in our industry and provide him with the qualifications and skills to serve as a director.
R. Scott Huennekens has served as Chairman of our Board since February 2015. Mr. Huennekens also serves as President and Chief Executive Officer of Verb Surgical, Inc., a collaboration between Alphabet Inc. (formerly Google Life Sciences) and Johnson & Johnson focused on developing a comprehensive robotic surgical solutions platform. Previously, he served as President and Chief Executive Officer of Volcano Corporation, a medical imaging company, from April 2002 to February 2015. Mr. Huennekens served as the President and Chief Executive Officer of Digirad Corporation, a medical imaging company, from May 1999 to 2002, and from June 1999 to 2002, respectively. He originally joined Digirad when it was a start-up in 1997 as Chief Operating Officer; serving as its Chief Financial Officer and Vice President of Sales and Marketing from March 1997 to April 1999. From 1993 to 1997, Mr. Huennekens worked at Baxter International, Inc., a global health care company, holding positions of increasing responsibility including serving as division Vice President of Sales and Marketing. Mr. Huennekens is a member of the board of directors of Verb Surgical, Inc. and REVA Medical, Inc. He also serves on the board of the Medical Device Manufacturers Association (MDMA), is a member of Advisory Board of Ferrer Freeman & Company, LLC and is a member of the board of Scripps Translational Science Institute. Mr. Huennekens received a B.Sc. in Business Administration from the University of Southern California and a MBA from Harvard Business School. He is a Certified Public Accountant.

Mr. Huennekens’ experience as a chief executive officer and chairman of various health care companies and his service in senior management roles provide him with valuable and relevant experience in business development, strategic planning, and operational management in our industry and provide him with the qualifications and skills to serve as a director.

Information Concerning the Board and Its Committees
Our Board met eleven times during 2015. During 2015, each director attended more than 90% of the meetings held by the Board and more than 88% of their respective committee meetings. At each quarterly Board meeting, the Board meets in executive session without management present for a portion of the meeting. The Company does not have a policy regarding director attendance at its annual meetings; however, it is expected that each continuing director will attend each annual meeting of stockholders, absent unusual circumstances.
The Board has delegated certain functions to the Audit Committee, the Compensation Committee and the Governance and Compliance Committee.
Audit Committee

Our Audit Committee currently consists of Messrs. Balkcom, Davis and Kaufman, with Mr. Davis serving as chairman. The Audit Committee held eight meetings during 2015.
Our Board has affirmatively determined that each member of the Audit Committee meets the definition of “independent director” for purposes of the rules and the independence requirements of Rule 10A-3 of the Exchange Act and each is financially literate. Our Board has also determined that Messrs. Balkcom, Davis and Kaufman each qualify as an “audit committee financial expert” under SEC rules and regulations.
Our Board adopted a written charter for the Audit Committee which is available on our website (www.endochoice.com) under Investors, then Corporate Governance. As set forth in the Charter, our Audit Committee is responsible for, among other matters:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal control or auditing matters; and

•	reviewing and approving related person transactions.
Compensation Committee

Our Compensation Committee currently consists of Messrs. Carter, Enquist, Huennekens, Mowry and Vandevenne, with Mr. Huennekens serving as chairman. The Compensation Committee held eight meetings during 2015.
Our Board has affirmatively determined that each member of the Compensation Committee meets the heightened definition of “independent director” for purposes of the NYSE rules applicable to members of the Compensation Committee, the definition of “non-employee director” for purposes of Section 16 of the Exchange Act and is an outside director under Section 162(m) of the Code.
Our Board adopted a written charter for the Compensation Committee, which is available on our website (www.endochoice.com) under Investors, then Corporate Governance. As set forth in the charter, our Compensation Committee is responsible for, among other matters:

•	annually reviewing and approving our goals and objectives for executive compensation;

•
annually reviewing and approving for the chief executive officer and other executive officers the annual base salary level, the annual cash incentive opportunity level, the long-term incentive opportunity level, and any special or supplemental benefits or perquisites;

•	reviewing and approving employment agreements, severance arrangements and change of control agreements for the chief executive officer and other executive officers, as appropriate;

•	making recommendations and reports to the Board concerning matters of executive compensation;

•	administering our executive incentive plans;

•	reviewing compensation plans, programs and policies; and

•	handling such other matters that are specifically delegated to the Compensation Committee by the Board from time to time.

Governance and Compliance Committee

Our Governance and Compliance Committee currently consists of Messrs. Balkcom, Carter, Enquist, Huennekens, Mowry and Vandevenne, with Mr. Balkcom serving as chairman. The Governance and Compliance Committee met four times during 2015.
Our Board adopted a written charter for the Governance and Compliance Committee, which is available on our website (www.endochoice.com) under Investors, then Corporate Governance. The Governance and Compliance Committee is responsible for, among other matters:

•	identifying the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board;

•	conducting inquiries into the background and qualifications of possible candidates;

•	recruiting of qualified candidates for membership on the Board;

•	conducting meetings with potential candidates for membership on the Board;

•	overseeing the annual review of the Board’s performance;

•	recommending for selection by the Board, nominees to the Board and committee members for each committee of the Board;

•	overseeing the corporate governance of the Company;

•	overseeing the Company’s compliance programs;

•	evaluating the performance of the committee and its charter on an annual basis; and

•	handling such other matters that are specifically delegated to the Governance and Compliance Committee by the Board from time to time.
Compensation Committee Interlocks and Insider Participation
The directors who served on the Compensation Committee of the Board during 2015 were Messrs. Carter, Enquist, Huennekens, Mowry and Vandevenne. None of these directors are or were officers of the Company. There were no compensation committee interlocks during 2015.
Director Compensation
Our non-employee directors are compensated as described below. Our compensation program is designed to achieve the following goals:

•	compensation should fairly pay directors for work required by a company of our size and scope;

•	compensation should align directors' interests with the long-term interests of stockholders; and

•	the structure of the compensation should be simple, transparent and easy for stockholders and directors to understand.

Mr. Gilreath, as an employee, receives no additional compensation for service as a member of the Board.
2015 Director Fees

The compensation we pay our non-employee directors for their service on our Board and its committees is reviewed periodically using market-based information presented by Willis Towers Watson, the independent compensation consultant to our Compensation Committee. In addition to an annual cash retainers for serving on our Board, on our committees and as chairman of our Board or any of its committees, as may be applicable, each non-employee director receives an annual equity award and is reimbursed for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including without limitation travel expenses in connection with their attendance in-person at Board and committee meetings.
In 2014, the Board set the annual cash retainer at $40,000 for the chairman and at $20,000 for our other non-employee directors. In April 2015, the Board approved our current compensation structure for non-employee directors as set forth in the table below. In connection with Mr. Huennekens' appointment as chairman on April 1, 2015, the Board agreed to pay him an additional cash retainer of $60,000 for his service as chairman during the period from April 1, 2015 to September 30, 2015.

Description of Fee	Amount

Annual Board Retainer
Chairman	$80,000
Member	$40,000
Audit Committee Retainer
Chairman	$20,000
Member	$10,000
Compensation Committee Retainer
Chairman	$15,000
Member	$7,500
Governance and Compliance Committee Retainer
Chairman	$10,000
Member	$5,000
Equity Awards (1)
Annual Award - Chairman	$135,000
Annual Award - Member	$90,000
Other Award - Appointment/Election	$180,000

(1)
Each non-employee director will receive an annual equity award, which may consist of one or more of the following award types: restricted stock awards, restricted stock units, or stock options as may be determined by the Board at the time of grant. It is anticipated that these awards will be granted on the date of the Company's annual shareholder meeting each year and vest on the earlier of the first anniversary of the grant date or the next occurring annual shareholder meeting. In addition, each director upon their appointment or election to the board will receive an equity award, which may consist of any of the award types outlined above. It is anticipated that any award granted upon a director's appointment or election will vest annually over a three-year period beginning on the grant date.

2015 Equity Awards

In August 2015, Messrs. Balkcom, Carter, Davis, Kaufman, Vandevenne and Dr. Geiger, each received an award for 5,625 restricted shares, and Mr. Huennekens received an award for 8,479 restricted shares. These restricted stock awards vest in full on August 14, 2016, which is one year after the grant date. Subsequently in September 2015, the Board amended the awards granted to Dr. Geiger and Mr. Vandevenne to modify the vesting provisions of the original award agreement so that the awards would vest on the earlier of August 14, 2016, or the date on which Dr. Geiger or Mr. Vandevenne cease to serve on the Board. In addition, in November 2015, the award granted in August 2015 to Dr. Geiger was rescinded and he received a replacement award of restricted shares. This action was taken in order to ensure that Dr. Geiger's award was in compliance with Israeli tax regulations, but did not result in a change in the number of restricted shares granted or in the other material terms of the award.
In connection with Mr. Huennekens' appointment as chairman in April 2015, he also received a grant of incentive units on our corporate predecessor, ECPM Holdings, LLC, which was converted in to a time-vesting restricted stock award of 22,771 shares. The converted restricted stock award will vest in equal annual installments over a 3-year period beginning on April 14, 2016 in accordance with terms of the original incentive unit award. The incentive units were converted into a time-vesting restricted stock award using a conversion factor determined in accordance with a formula set forth in the plan of conversion. For more information, see Related Party Transactions–Conversion of Corporation.
Effective with their appointment to the Board in September 2015, Messrs. Enquist and Mowry each received a restricted stock award for 11,250 restricted shares, which will vest at a rate of one-third per year on September 9 in each of 2016, 2017 and 2018.
The directors are entitled to vote the shares underlying their restricted stock awards during the vesting period unless forfeited.
Stock Ownership Guidelines

Each non-employee director is required to own shares of the Company’s common stock with a value equal to at least three times (3X) his or her annual cash retainer for Board services, which is currently $240,000 for Mr. Huennekens and $120,000 for each of the other directors. Shares of the Company’s common stock held directly, restricted shares of the Company’s common stock (whether vested or unvested) and restricted stock units (whether vested or unvested) are considered to be owned for purposes of these stock ownership requirements. Directors are required to meet these stock ownership guidelines within five years of becoming subject to them. These stock ownership guidelines were first made effective on June 4, 2015. As of December 31, 2015, Messrs. Balkcom, Davis and Huennekens have achieved their ownership requirement.

2015 Director Compensation

The following table sets forth information concerning the 2015 compensation of our non-employee directors. Our directors did not receive any stock option awards, did not have any non-equity compensation plan compensation, did not have any earnings in a non-qualified deferred compensation plan in excess of the applicable federal rate, and did not have any other compensation to be report other that the amounts set forth below.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)

James R. Balkcom	$55,000	$90,056	$145,056
J. Scott Carter	39,375	90,056	129,431
D. Scott Davis	55,000	90,056	145,056
William R. Enquist	13,125	183,825	196,950
Dr. Uri Geiger	30,000	91,913	121,913
R. Scott Huennekens	145,000	327,136	472,136
David L. Kaufman	37,500	90,056	127,556
David R. Mowry	13,125	183,825	196,950
Rurik G. Vandevenne	39,375	91,913	131,288

(1)
Represents fees earned during 2015 by each of our non-employee directors pursuant to the compensation plans described above for such period. Messrs. Enquist and Mowry joined the Board in September 2015. Mr. Geiger donates all cash fees received for his service on the Board to the Friends of Poriya Hospital Association, a non-profit public registered association located in Israel.

(2)
Represents restricted stock awards granted to the non-employee directors during 2015 pursuant to either the 2013 Plan or the 2015 Omnibus Equity Incentive Plan as described above in 2015 Equity Awards. Each annual award generally vests in full one year after the grant date and each grant issued upon being appointed to the Board generally vests ratably over three years. However, the awards granted to Dr. Geiger and Mr. Vandevenne, provide for the awards to vest on the earlier of August 14, 2016 or the date on which they cease to serve on the Board. The aggregate grant date fair value for restricted stock awards are computed in accordance with FASB ASC Topic 718 (ASC 718). The original valuation of the awards granted on August 14, 2016 was $90,056 in accordance with ASC 718. Effective September 9, 2016, the awards to Dr. Geiger and Mr. Vandevenne were revalued for accounting purposes to $91,913 in accordance with ASC 718 to reflect the modification of the vesting terms as described above in 2015 Equity Awards. For a discussion of our valuation assumptions, see notes to our audited financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2015 as filed with the SEC.

Proposal 2 – Approval of Amended and Restated Employee Stock Purchase Plan
Background
Our Employee Stock Purchase Plan, or ESPP, is designed to provide our eligible employees and those of our participating subsidiaries with the opportunity to purchase shares of our common stock on periodic purchase dates through their accumulated payroll deductions. Each offering under the ESPP is for a period of six months and consists of consecutive offering periods of approximately six months in length. Offering periods begin on January 1 and July 1, or if such date is not a “trading day” as defined in the plan document, the next trading day. Each participant in the ESPP will be granted an option on the first trading day of the offering period and the option will be automatically exercised on the last trading day of each offering period using the contributions the participant has made for this purpose. The purchase price for our common stock purchased under the ESPP is 85% of the lesser of the fair market value of the common stock on the first trading day of the applicable offering period or on the last trading day of the applicable offering period. The ESPP Administrator (as described below) has the power to change the duration of the offering periods.
We believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel. The ESPP is designed to more closely align the interests of our employees with those of our stockholders by encouraging employees to invest in our common stock, and to help our employees share in the Company’s success through the appreciation in value of such purchased stock. The ESPP, together with our equity plan, are important employee retention and recruitment vehicles.
Summary of the Proposal
Our Board approved an Amended and Restated ESPP on February 18, 2016, subject to approval by our stockholders at our 2016 annual meeting. We are seeking stockholder approval of the Amended and Restated ESPP that includes an increase in the maximum number of shares that will be made available for sale thereunder by 343,934 shares. If approved, the total number of shares that will be available for purchase under the Amended and Restated ESPP will be 470,000
When the ESPP was adopted and approved by our stockholders on June 4, 2015, the ESPP had a maximum number of shares available for sale of 126,066 shares of common stock. As of December 31, 2015, an aggregate of 70,558 shares of common stock remained available for future issuance under the ESPP. We estimate that, with an increase of 343,934 shares, we will have a sufficient number of shares of common stock to cover purchases under the ESPP through December 2018. Consequently, our Board has, subject to stockholder approval, increased the aggregate number of shares that may be sold under the ESPP by 343,934 shares of common stock. Our Board believes it is in our best interest and the interests of our stockholders to continue to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the ESPP, encouraging them to remain in our employ and more closely aligning their interests with those of our stockholders.
The Importance of the Proposed Increase in Shares
We believe that increasing the number of shares that may be sold under the ESPP is necessary for us to continue to offer a competitive equity incentive program in the future. Based upon recent requirements, we believe that the addition of 343,934 shares to the maximum number of shares that may be sold under the ESPP will provide us with enough shares to continue to offer competitive equity compensation through December 2018.
Summary Description of Our Amended and Restated ESPP
The Amended and Restated ESPP is designed to allow eligible employees to purchase shares of our common stock with accumulated payroll deductions and is intended to qualify under Section 423 of the Code and is compliant with ITO. A full copy of the Amended and Restated ESPP is attached to this proxy statement as Annex A.
Plan administration. Subject to the terms and conditions of the Amended and Restated ESPP, our Compensation Committee will administer the Amended and Restated ESPP, and have full and exclusive authority to interpret the terms of the Amended and Restated ESPP and determine eligibility to participate. Our Compensation Committee may delegate, in whole or in part, administrative tasks under the Amended and Restated ESPP to the services of an agent and/or employees to assist in the administration of the Amended and Restated ESPP. Interpretations and constructions of the administrator of any provision of the Amended and Restated ESPP or of any rights thereunder will be conclusive and binding on all persons.
Shares available under the Amended and Restated ESPP. The maximum number of shares of common stock authorized for sale under the Amended and Restated ESPP will be 470,000. The shares made available for sale under the Amended and Restated ESPP may be authorized but unissued shares or reacquired shares reserved for issuance under the Amended and Restated ESPP.
Eligible employees. Employees eligible to participate in the Amended and Restated ESPP for a given offering period generally include employees who are employed by us or one of our subsidiaries on the first day of the offering period, or the enrollment date. Our employees and any employees of our subsidiaries who customarily work less than five months in a calendar year or customarily work less than 20 hours per week will not be eligible to participate in the Amended and Restated ESPP. Finally, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all our classes of stock or of one of our subsidiaries will not be allowed to participate in the Amended and Restated ESPP. The Compensation Committee may, from time to time and in its sole discretion, designate any of our subsidiaries as eligible to participate in the Amended and Restated ESPP.
Participation. Employees will enroll under the Amended and Restated ESPP by completing a payroll deduction form permitting the deduction from their compensation of at least 1% of their compensation but not more than the lesser of 15% of their compensation or $25,000 per offering period. Such payroll deductions may be expressed as a whole number percentage and the accumulated deductions will be applied to the purchase of shares on each semi-annual purchase date. However, a participant may not purchase more than 5,000 shares in each offering period, and may not subscribe for more than $25,000 in fair market value of shares of our common stock (determined at the time the option is granted) during any calendar year. The administrator has the authority to change these limitations for any subsequent offering period, in compliance with the rules prescribed by the Amended and Restated ESPP and Section 423 of the Code.
Offering. Under the Amended and Restated ESPP, participants are offered the option to purchase shares of our common stock at a discount during a series of successive offering periods, which will commence and end on such dates as determined by our Compensation Committee. In no event, however, may an offering period be longer than 27 months in length. The administrator has determined that each offering period will have a six month duration.
The option price will be the lower of 85% of the closing trading price per share of our common stock on the first trading date of an offering period in which a participant is enrolled or 85% of the closing trading price per share on the purchase date, which will occur on the last trading day of each offering period.
Unless a participant has previously canceled his or her participation in the Amended and Restated ESPP before the purchase date, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the option purchase price, subject to the participation limitations described above and the shares available for purchase under the Amended and Restated ESPP.
A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant will be paid his account balance in cash without interest. A participant may decrease (but not increase) his or her payroll deduction authorization once during any offering period. If a participant wants to increase or decrease the rate of payroll withholding, he or she may do so effective for the next offering period by submitting a new form before the offering period for which such change is to be effective; otherwise, a participant will automatically participate in the next offering period at the same rate of payroll withholding as in effect at the end of the prior offering period (so long as the participant remains eligible to participate in the Amended and Restated ESPP).
A participant may not assign, transfer, pledge or otherwise dispose of (other than by will or the laws of descent and distribution) payroll deductions credited to a participant’s account or any rights to exercise an option or to receive shares of our common stock under the Amended and Restated ESPP, and during a participant’s lifetime, options in the Amended and

Restated ESPP shall be exercisable only by such participant. Any such attempt at assignment, transfer, pledge or other disposition will not be given effect.
Termination of employment. If an individual’s eligibility status terminates for any reason before the last day of the purchase period, the termination will cause payroll deductions to cease immediately. If the eligible employee’s subscription account has a cash balance remaining when he or she terminates, this balance will be refunded to the eligible employee in cash (without interest) within 30 days of such cessation of eligibility status.
Changes in capitalization, control or occurrence of significant corporate transactions. In the event of any increase or decrease in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us, we will proportionately adjust the aggregate number of shares of our common stock offered under the Amended and Restated ESPP, the number and price of shares which any participant has elected to purchase pursuant under the Amended and Restated ESPP and the maximum number of shares which a participant may elect to purchase in any single offering period. If there is a proposal to dissolve or liquidate us, then the Amended and Restated ESPP will terminate immediately prior to the consummation of such proposed dissolution or liquidation, and any offering period then in progress will be shortened by setting a new purchase date to take place before the date of our dissolution or liquidation. We will notify each participant of such change in writing at least ten business days prior to the new exercise date. If we undergo a merger with or into another corporation or sale of all or substantially all of our assets, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or the parent or subsidiary of the successor corporation. If the successor corporation refuses to assume the outstanding options or substitute equivalent options, then any offering period then in progress will be shortened by setting a new purchase date to take place before the date of our proposed sale or merger. We will notify each participant of such change in writing at least ten business days prior to the new exercise date.
Amendment and termination. Our Board may amend, suspend or terminate the Amended and Restated ESPP at any time. However, no amendment may increase the number of shares of common stock available under the Amended and Restated ESPP, change the employees eligible to participate, or to cause the Amended and Restated ESPP to cease to be an “employee stock purchase plan” within the meaning of Section 423 of the Code, without obtaining stockholder approval within 12 months before or after such amendment. If the Amended and Restated ESPP is terminated before the scheduled expiration of any offering period, each participant’s account balance will be distributed to him or her in cash (without interest) as soon as practicable.
Certain United States Federal Tax Consequences. Except with respect to International Awards, the Amended and Restated ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such a plan, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, as a result of the grant or exercise of the purchase rights issued under the Amended and Restated ESPP. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Amended and Restated ESPP or in the event the participant should die while still owning the purchased shares.
If the participant sells or otherwise disposes of the purchased shares within two years after commencement of the offering period during which those shares were purchased or within one year of the date of purchase, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If the participant sells or disposes of the purchased shares more than two years after the commencement of the offering period in which those shares were purchased and more than one year from the date of purchase, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or 15% of the fair market value of the shares on the date of commencement of such offering period. Any additional gain upon the disposition will be taxed as a capital gain.
If the participant still owns the purchased shares at the time of death, the lesser of the amount by which the fair market value of the shares on the date of death exceeds the purchase price or 15% of the fair market value of the shares on the date of commencement of the offering period during which those shares were purchased will constitute ordinary income in the year of death.

If the purchased shares are sold or otherwise disposed of within two years after commencement of the offering period during which those shares were purchased or within one year after the date of purchase, then the Company will be entitled to an income tax deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. No deduction will be allowed in any other case.
Amended and Restated Plan Benefits
The amounts set forth below represent the dollar value of aggregate salary deductions projected to June 30, 2016, which is the exercise date of the current offering period, based on participant elections as of December 31, 2015. The actual dollar value of such deductions may differ in the event of changes in participant elections or if a participant withdraws from the Amended and Restated ESPP prior to the purchase date. The number of shares to be purchased under the current offering period is not currently determinable, as the purchase price per share will be the lesser of 85% of the Company's closing stock price on January 4, 2016, the first trading day of the current purchase period, or June 30, 2016, the last trading day of the purchase period.
With respect to future offering periods, because the number of shares that may be purchased under the Amended and Restated ESPP will depend on each employee's voluntary election to participate and on the fair market value of our common stock at various future dates, the actual dollar value and number of shares that may be purchased by any individual cannot be determined in advance.

Name	Dollar Value ($)

Mark G. Gilreath	$17,367
David N. Gill (1)	—
Kevin V. Rubey (1)	—
Executive Group	34,241
Non-Executive Director Group (2)	—
Non-Executive Officer Employee Group	457,909

(1)	Messrs. Gill and Rubey do not participate in the ESPP.
(2)	Non-employee directors are not eligible to participate in the Amended and Restated ESPP.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE
THE AMENDED AND RESTATED ESPP.

Equity Compensation Plan Information
The following table provides information as of December 31, 2015 with respect to shares of our common stock that may be issued under existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Currently Outstanding)

Equity compensation plans approved by stockholders (2)	870,620	(3)	$11.06	48,506	(4)
Equity compensation plans not approved by stockholders (5)	4,061		$12.06	—
Total	874,681			48,506

(1)	The weighted average exercise price is calculated solely based on outstanding stock options.
(2)
Includes the following plans: EndoChoice Holdings, Inc. 2015 Omnibus Equity Incentive Plan, the 2015 Plan; ECPM Holdings, LLC 2013 Incentive Unit Plan, the 2013 Plan; Peer Medical Ltd. 2010 Israeli Share Option Plan, the 2010 Plan, and EndoChoice, Inc. 2007 Stock Incentive Plan, the 2007 Plan. All of the aforementioned plans were approved by our shareholders prior to our initial public offering.

(3)
Includes 573,091 outstanding stock options under the 2015 Plan; 91,293 outstanding stock options under the 2010 Plan; and 206,236 outstanding stock options under the 2007 Plan as of December 31, 2015. There were no stock options outstanding under the 2013 Plan as of December 31, 2015. The table does not include 70,558 shares available for purchase as of December 31, 2015 under our broad-based Employee Stock Purchase plan, which was approved by our shareholders prior to our initial public offering.

(4)
Only the 2015 Plan continues to have shares available for future issuance. The 2015 Plan also includes a provision that allows for an annual increase in the shares available for future issuance. The additional shares are calculated on the first day of each fiscal year beginning in 2016 and is equal to 4% of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year. On January 1, 2016, the number of shares available for issuance under our 2015 Plan was increased by 1,040,481 shares pursuant to this provision. This increase is not reflected in the table above.

(5)
Includes 4,061 warrants related to the Company's acquisition of National Pathology Solutions, LLC in 2008. The amount shown reflects the conversion that occurred at the time of our initial public offering using a factor determined in accordance with a formula set forth in the plan of conversion. For more information, see Related Party Transactions–Conversion of Corporation. These warrants expire on January 31, 2018.

Proposal 3 – Ratification of the Appointment of the Independent Registered Public Accounting Firm
The Audit Committee has selected KPMG LLP (KPMG) as the Company’s independent registered public accounting firm for the year ending December 31, 2016 and has directed that management submit the selection of the independent registered public accounting firm to Stockholders for ratification at the Annual Meeting. Representatives of KPMG are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. If the Stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain KPMG, but still may retain it. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its Stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Billed by Independent Registered Public Accounting Firm
The following table shows the fees billed by the Company’s principal independent registered public accounting firm the years ended December 31, 2015 and December 31, 2014, respectively.

Fees Billed	2015	2014

Audit Fees (Basic) (1)	$644,316	$397,820
Audit Fees (Financings) (2)	500,000	—
Audit Fees (Total)	1,144,316	397,820

Audit-Related Fees (3)	29,500	—
Tax Fees (4)	36,859	2,540

	$1,210,675	$400,360

(1)
Audit Fees (Basic) refers to the audit and quarterly reviews of the consolidated financial statements, the audit of internal control over financial reporting, and fees for accounting consultations on matters reflected in the consolidated financial statements. Audit fees also include fees for other attest services required by statute or regulation (foreign or domestic), such as statutory audits in U.S. and non-U.S. locations.

(2)	Audit Fees (Financings) refers to additional audit services related to the preparation of the Company’s registration statement.
(3)	Audit-Related Fees consist principally of services related to professional services related to consultation with management on subsidiary control assessment.
(4)	Tax Fees consist principally of professional services rendered for tax compliance and tax consulting.
The Audit Committee has adopted a policy regarding the retention of the Company’s independent registered public accounting firm that requires pre-approval of all audit and audit-related, tax and non-audit related services by the Chairman of the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and audit-related, tax and non-audit related services to be performed by the Company’s independent registered public accounting firm. The Audit Committee pre-approved all audit and audit-related, tax and non-audit related services in 2015 and 2014, respectively.

Report of the Audit Committee
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Audit Committee members reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2015 with management. The Audit Committee members also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (United States). The Audit Committee received the written disclosure letter from the independent registered public accounting firm, which letter is required by applicable requirements of the Public Company Accounting Oversight Board regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm any relationships that may impact the objectivity and independence of the independent registered public accounting firm and satisfied itself as to the independence of the independent registered public accounting firm. In addition, the members of the Audit Committee considered whether the provision of services for the year ended December 31, 2015 described in Fees Billed by Independent Registered Public Accounting Firm was compatible with maintaining such independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission.
Audit Committee
D. Scott Davis, Chairman
James R. Balkcom
David L. Kaufman

Other Matters to be Voted Upon

We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

Executive Officers
Our executive officers are elected annually by the Board, and, if elected, serve at its discretion. Mark G. Gilreath serves as a director and as an executive officer. His business experience is discussed above in Proposal 1 – Election of Directors. The other executive officer as of the date of the Proxy Statement is:

Name / Title / Age	Biographical Information
David N. Gill President and Chief Financial Officer Age - 61
David N. Gill joined the Company as Chief Financial Officer in August 2014 and was named President effective March 3, 2016. Previously, he served as the Chief Financial Officer of INC Research, a clinical research organization, from 2011 to 2013, after having served as a board member and as its audit committee chairman from 2007 to 2010. Mr. Gill served as the Chief Financial Officer of TransEnterix, a private surgical products company, from 2009 to 2011. Prior to that, he served as the Chief Financial Officer and Treasurer of NxStage Medical, Inc., a publicly-traded dialysis equipment company, from 2005 to 2006. From 2006 to 2009, Mr. Gill served as a director and as the audit committee chairman of two public life science companies, LeMaitre Vascular and Isotis Biologics, and for several private life science companies. Earlier in his career, Mr. Gill served in a variety of senior executive leadership roles for several publicly-traded companies, including CTI Molecular Imaging, Inc., Interland Inc., Novoste Corporation and Dornier Medical Systems. Mr. Gill holds a B.S., cum laude, in Accounting from Wake Forest University, a MBA, with honors, from Emory University, and was formerly a certified public accountant. Mr. Gill currently serves on the board and as audit committee chairman of Cempra, Inc. and Histogenics Corporation.

Executive Officer Compensation
Introduction
We are an "emerging growth company," as defined in Section 101(a)(19)(C) of the JOBS Act. As an emerging growth company, under SEC rules, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with reduced compensation disclosure requirements as permitted under the JOBS Act.
Our principal executive officer and the two other most highly compensated executive officers, which we refer to as our named executive officers, for the year ended December 31, 2015 were:

•	Mark G. Gilreath, our President and Chief Executive Officer during the period, and a member of our Board;

•	David N. Gill, our Chief Financial Officer during the period; and

•	Kevin V. Rubey, our Chief Operating Officer during the period.
The objective of our compensation program is to provide a total compensation package to each named executive officer that will enable us to attract, retain and motivate outstanding individuals, reward named executive officers for performance and align the financial interests of each named executive officer with the interests of our stockholders to encourage each named executive officer to contribute to our long-term performance and success.
The executive compensation program for our named executive officers consists of the following elements: base salary; performance-based cash bonus; equity-based incentive compensation; benefits and perquisites; and severance and change-in-control benefits.
Our Compensation Committee, with input from the Board, determines the compensation for our named executive officers. Our Compensation Committee meets the NYSE enhanced independence standards applicable to compensation committees and as such is responsible for determining the compensation for our named executive officers and administering our equity compensation plans and awards.

The Compensation Committee has engaged Willis Towers Watson as its independent compensation consultant to analyze the compensation elements and compensation levels of our executive officers, including our named executive officers. Based on benchmarking results, the Compensation Committee may periodically make adjustments to the current compensation of our named executive officers.
Description of Compensation Components
Base salary
We pay base salaries to attract, recruit and retain qualified employees. We target base salary within a reasonable range of the market median (50th percentile) of our selected peer group of companies. In addition, the Compensation Committee will consider the incumbent's experience, qualifications and performance based on previously established objectives. For 2015, the salaries of each of our named executive officers were as follows: Mr. Gilreath, $400,000 through April 2015 and $418,400 as of May 2015; Mr. Gill, $275,000 through April 2015 and $325,000 as of May 2015; and Mr. Rubey, $250,000. The salary increases during 2015 to Messrs. Gilreath and Gill were deemed appropriate by the Compensation Committee based on a review of market compensation levels provided by Willis Towers Watson.
Performance-based cash bonus compensation
Our executive compensation program includes an annual performance-based cash bonus program, which we call the Short-Term Incentive Compensation Plan, or STI Plan. We set STI Plan compensation at a range, that when combined with base salary, results in total cash compensation that is targeted within reasonable range of the market median. It is our intention to structure the STI Plan so that cash compensation can equal market 75th percentile if performance results are outstanding and can equal market 90th percentile if performance results are exceptional.
Our Compensation Committee approved the terms and conditions of the 2015 STI Plan at the beginning of April 2015. Under the 2015 STI Plan, our named executive officers are eligible to earn incentive awards based 70% on company performance measures and 30% on individual performance measures, which we refer to as MBOs, or management by objectives. The Compensation Committee approved the following three company performance measures applicable to participants, including the named executive officers, under the 2015 STI Plan: (1) revenue from sales of Fuse® systems and Fuse®-related endoscope repair and maintenance; (2) revenue from devices, infection control, GI pathology and non-Fuse®-related endoscope repair and maintenance; and (3) cash flow. Each measure was weighted at 33.3%. In addition, the Compensation Committee established minimum achievement levels for each of the three company performance measures that must be attained in order for a payout to occur.
With respect to the individual performance measures, the Compensation Committee determines the payout based on achievement of the MBOs for each of the named executive officers for 2015. For Mr. Gilreath, MBOs included objectives related to the following: developing people and infrastructure; overseeing quality and manufacturing; commercial development; new product development; and continual improvement. For Mr. Gill, MBOs included objectives related to the following: ensuring sufficient growth capital; selecting bankers and overseeing SEC filings related to our initial public offering; building a five-year financial model; and reorganizing the finance department for public company reporting and compliance. For Mr. Rubey, MBOs included objectives related to the following: driving quality improvement of products, processes and systems; driving service improvements; driving cost and productivity improvement; delivering on key initiatives; and enhancing infrastructure and human capital.
Under the STI Plan, the Compensation Committee and Board approve actual company performance against the company performance measures for the applicable performance period. The Compensation Committee and Board also evaluate actual achievement of the MBOs for Mr. Gilreath and reviews actual achievement of the MBOs for Messrs. Gill and Rubey. Achievement is determined after the end of the year and any incentive awards earned are paid in cash. Participants must be employed on the payout date to be eligible to receive an award under the STI Plan. The target value of the incentive award is 50% of base salary for Mr. Gilreath, 45% of base salary for Mr. Gill and 30% of base salary for Mr. Rubey.
Based on a review of our 2015 financial performance, on an evaluation of individual achievement of MBOs for Mr. Gilreath and a review of individual achievement of MBOs for Messrs. Gill and Rubey, our Compensation Committee has determined that each of our named executive officers has earned a 2015 incentive award based on achievement of company performance measures at a level of 26.5% and on achievement of individual performance measures at a level of 86% for Mr. Gilreath, 92% for Mr. Gill and 83% for Mr. Rubey for an overall achievement level to each of 44.35%, 46.15% and 43.45% respectively. Therefore, the 2015 incentive awards approved were as follows: Mr. Gilreath, $92,780; Mr. Gill, $67,494; and Mr. Rubey, $32,588. Incentive awards for Messrs. Gilreath, Gill and Rubey are shown under the column heading "nonequity incentive plan compensation" in the 2015 Summary Compensation Table.
Equity-based incentive compensation
We provide equity-based incentive compensation to our named executive officers to promote a closer identification of their interests with those of the Company and its equity holders and to further stimulate their efforts to enhance the efficiency, soundness, profitability, growth and value of the Company.
Historically, we have granted equity awards to our named executive officers in conjunction with their initial hire or on a periodic basis when deemed appropriate. When granting equity awards, the Compensation Committee takes into account internal equity considerations and comparable market compensation levels. It is our intent to transition to an annual grant of equity awards after our initial public offering, which we anticipate will generally occur during the first calendar quarter. The plan also provides for accelerated vesting in the event of termination of employment by the Company other than for cause or by the employee for good reason in connection with a liquidity event related to the Company.
During 2015, our named executive officers received the following equity-based incentive compensation:

•
On April 29, 2015, Mr. Gilreath received an incentive unit award of 249,547 units (subsequently converted into a time-vesting restricted stock award of 7,286 shares using a conversion factor determined in accordance with a formula set forth in the plan of conversion) (for more information, see Related Party Transactions–Conversion of Corporation) and on August 14, 2015, a restricted stock award of 140,739 shares and a non-qualified stock option award to purchase 140,739 shares.

•
On February 3, 2015, Mr. Gill received an incentive unit award of 520,596 units and on April 29, 2015, an incentive unit award of 202,757 units (both incentive unit awards were subsequently converted into time-vesting restricted stock awards of 22,100 shares and 5,920 shares, respectively, using a conversion factor determined in accordance with a formula set forth in the plan of conversion) (for more information, see Related Party Transactions–Conversion of Corporation) and on August 14, 2015 a restricted stock award of 53,825 shares and a non-qualified stock option award to purchase 53,825 shares.

•
On April 29, 2015, Mr. Rubey received an incentive unit award of 202,757 units (subsequently converted into a time-vesting restricted stock award of 5,920 shares using a conversion factor determined in accordance with a formula set forth in the plan of conversion) (for more information, see Related Party Transactions–Conversion of Corporation) and on August 14, 2015, a restricted stock award of 140,739 shares and a non-qualified stock option award to purchase 140,739 shares.

Information about the equity awards held by the named executive officers at December 31, 2015, including the awards described above, is shown in the table entitled 2015 Outstanding Equity Awards at Fiscal Year-End.
We plan to continue our use of long-term equity incentives, particularly through grants of equity awards under the 2015 Plan. The 2015 Plan was approved by our shareholders in April 2015 prior to our initial public offering. The purpose of the 2015 Plan is to further align the interests of our executives with those of stockholders. For a summary description of the 2015 Plan, as well as descriptions of our other equity plans under which the named executive officers may have outstanding equity awards, see Equity Plan Descriptions.
Benefits and Perquisites
We offer health and welfare benefits and life insurance to our named executive officers on the same basis that these benefits are offered to our other eligible employees, except that we pay the employee contribution toward the cost of these benefits for our named executive officers. We provide our named executive officers the opportunity for an executive physical. We offer a 401(k) plan to all eligible employees, but we do not currently offer a company match under our 401(k)

plan. We provide other minimal perquisites to our named executive officers, including, for Mr. Gilreath, a car allowance and financial planning assistance.
We have an employee stock purchase plan, or ESPP, in which all eligible employees may purchase our common stock. The named executive officers are eligible to participate in the ESPP on the same basis as all of our eligible employees. None of our named executive officers participated in the ESPP during 2015. For a description of the plan, see Proposal 2 – Approval of Amended and Restated Employee Stock Purchase Plan.
Severance and Change-in-Control Benefits

Severance and change-in-control benefits are provided in the employment agreements of Messrs. Gilreath and Gill. Mr. Rubey is a participant in our officer severance plan. In addition, the terms of the stock options and restricted stock awards held by our named executive officers include certain accelerated vesting rights in the event of a termination of employment by the Company other than for cause or by the named executive officer for good reason within three months before or 24 months after a liquidity event. For more information see the section entitled Potential Payments upon Termination or Change in Control.
Other Policies or Programs

Stock Ownership Guidelines. Our named executive officers are subject to stock ownership guidelines. These guidelines are intended to ensure that our named executive officers maintain an equity interest in our Company at a level sufficient to assure our stockholders of their commitment to valuation creation, while addressing their individual needs for portfolio diversification.
The stock ownership guidelines provide that the chief executive officer will attain ownership of our common stock valued at three times (3X) his annual base salary and that the other named executive officers will attain ownership of our common stock valued at one and one-half times (1.5X) their annual base salaries. For these purposes, ownership includes stock held directly and restricted stock awards (whether or not vested). Stock options are not taken into consideration in meeting the share ownership levels. Our named executive officers are required to meet these stock ownership guidelines within five years of becoming subject to them. These stock ownership guidelines were first made effective on June 4, 2015. As of December 31, 2015, all of our named executive officers have met their ownership requirement.
Equity Award Grant Practices. Annual equity awards for our named executive officers are considered for approval by the Compensation Committee as soon as practical after the beginning of each year. We do not time the granting of equity awards to the disclosure of material information or to the fluctuation in the market value of our common stock.
Hedging/Pledging Policy. We do not permit our named executive officers, directors or associates to engage in any hedging, pledging or monetization transactions involving our securities.
Role of Executive Officers

Our Vice President of Human Resources reports to the Compensation Committee on Mr. Gilreath's evaluation of the other named executive officers, including Mr. Gilreath's evaluation of the other named executive officer's MBOs. The Compensation Committee considers Mr. Gilreath's evaluation of each of the other named executive officers in their review and approval of the compensation for each such named executive officer. In addition, the Chief Financial Officer, Mr. Gill, assists with the preparation and evaluation of the financial implications of any proposed Compensation Committee action.

Executive Compensation Tables
2015 Summary Compensation Table
The following table sets forth information concerning the compensation awarded to, earned by or paid to our named executive officers during 2015 and 2014, calculated in accordance with SEC rules and regulations.

Name and principal position	Year	Salary ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Nonequity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)

Mark G. Gilreath (6)	2015	412,333	2,285,672	903,544	92,780	14,675	3,709,004
President and Chief Executive Officer	2014	400,000	—	—	109,000	29,760	538,760
David N. Gill (6)	2015	308,333	1,049,481	345,557	67,494	2,426	1,773,291
Chief Financial Officer	2014	103,654	313,319	—	26,873	16,006	459,852
Kevin V. Rubey (6)	2015	250,000	426,608	160,500	32,588	1,749	871,445
Chief Operating Officer	2014	250,000	—	—	41,775	1,635	293,410

(1)	The amount shown for Mr. Gill in 2014 represents prorated base salary earned beginning as of his hire in August 2014 using his annual base salary rate of $275,000.

(2)
The amounts shown for 2015 represent the aggregate grant date fair value of stock awards. These amounts have been computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see notes to our audited financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2015 as filed with the SEC. The amounts shown for 2014 represent the value of stock awards granted to the named-executive officers under our 2013 Plan that were converted at the time of our initial public offering using a conversion factor determined in accordance with a formula set forth in the plan of conversion. For more information, see Related Party Transactions–Conversion of Corporation. The aggregate grant date fair value for the stock awards was computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 10 to our audited condensed consolidated financial statements included in our Prospectus filed on June 5, 2015 with the SEC pursuant to Rule 424(b)(4).

(3)
The amounts shown for 2015 represent the aggregate grant date fair value of option awards. These amounts have been computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see notes to our audited financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2015 as filed with the SEC. None of our named executive officers received stock option awards in 2014.

(4)
The amounts shown represent amounts earned under our STI Plan, which is more fully described in the section entitled, Description of Compensation Components under Performance-based cash bonus compensation. Messrs. Gilreath and Rubey decided to forego their earned nonequity incentive plan compensation for 2014. Therefore, earned amounts shown were not paid to Messrs. Gilreath and Rubey, but were instead used to fund a leadership development program for high potential employees.

(5)
All other compensation for 2015 includes amounts paid by the Company for health and life insurance premiums totaling $3,642 for Mr. Gilreath; $2,426 for Mr. Gill and $1,749 for Mr. Rubey. The amount shown in 2015 for Mr. Gilreath also includes an automobile allowance and expenses of $8,907 and reimbursement for an executive physical of $2,126. All other compensation for 2014 includes amounts paid by the Company for health and life insurance premiums totaling $3,760 for Mr. Gilreath; $848 for Mr. Gill and $2,483 for Mr. Rubey. The amount shown in 2014 for Mr. Gilreath also includes an automobile allowance and expenses of $14,000, reimbursement for an executive physical of $2,000 and reimbursement for financial planning services of $10,000. The amount shown in 2014 for Mr. Gill also includes $15,158 reimbursed for moving-relating expenses.

(6)	Effective March 3, 2016, Mr. Gill was named President and Chief Financial Officer and Mr. Rubey stepped down as Chief Operating Officer.
2015 Outstanding Equity Awards at Fiscal-Year End
The following table sets forth information with respect to outstanding option and restricted stock awards for each of our named executive officers as of December 31, 2015. Effective as of our initial public offering, previously issued stock options were converted into options to purchase our common stock and previously issued incentive units were converted into time-vesting restricted stock awards using a conversion factor determined in accordance with a formula set forth in the plan of conversion. For more information, see Related Party Transactions–Conversion of Corporation. For awards granted prior to June 5, 2015, the number of securities shown reflect the conversion of those awards.

	Option awards(1)					Stock awards(2)
Name	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable (1)	Option exercise price ($)	Option grant date	Option expiration date	Stock award grant date	Number of shares or units of stock that have not yet vested (#)(2)	Market Value of shares or units of stock that have not vested ($)(3)
Mark G. Gilreath	4,569	—	$2.83	1/1/2009	1/1/2019
	—	140,739	16.01	8/14/2015	8/14/2025
						6/25/2013	67,659	$564,953
						10/2/2013	65,984	550,966
						4/29/2015	7,286	60,838
						8/14/2015	140,739	1,175,171

David N. Gill	5,985	47,840	$16.01	8/14/2015	8/14/2025
						10/13/2014	38,403	$320,665
						2/3/2015	16,575	138,401
						4/29/2015	5,920	49,432
						8/14/2015	47,840	399,464

Kevin V. Rubey	—	25,000	$16.01	8/14/2015	8/14/2025
						7/10/2013	8,996	$75,117
						11/6/2013	8,766	73,196
						4/29/2015	5,920	49,432
						8/14/2015	25,000	208,750

(1)
Options granted to Mr. Gilreath on January 1, 2009 were fully vested as of the grant date. Options granted to Messrs. Gilreath and Rubey on August 14, 2015 vest 25% on August 14, 2016 with the remainder vesting 2.083% per month on the 14th of each of the next 36 months. Options granted to Mr. Gill on August 14, 2015 vest ratably on a monthly basis beginning on September 14, 2015, with the final vest occurring on August 14, 2018.

(2)
For Mr. Gilreath, for the awards granted on June 25, 2013, the remaining shares vest 50% on each of January 21, 2016 and 2017; for the awards granted on October 2, 2013, the remaining shares vest 33% on September 19 in 2015, 2016 and 2017; for the awards granted on April 29, 2015, the shares vest 25% on April 14 in 2016, 2017, 2018 and 2019; and for the awards granted on August 14, 2015, the shares vest 25% on August 14, 2016 and 2.083% monthly on the 14th of each of the next 36 months. For Mr. Gill, for the awards granted on October 13, 2014, the shares vest 33% on August 16 in 2016, 2017 and 2018, for the awards granted on February 3, 2015, the remaining shares vest 33% on November 19 in 2016, 2017 and 2018; for the awards granted on April 29, 2015, the shares vest 25% on April 14, in 2016, 2017, 2018, and 2019; and for the awards granted on August 14, 2015, the shares vest ratably on a monthly basis beginning on September 14, 2015 and ending on August 14, 2018. For Mr. Rubey, for the awards granted on July 10, 2013, the remaining shares vest on January 21, 2017; for the awards granted on November 6, 2013, the remaining shares vest 50% on September 19 in 2016 and 2017; and for the awards granted on August 14, 2015, the shares vest 25% on August 14, 2016 and 2.083% monthly on the 14th of each of the next 36 months.

(3)
The market value is calculated as the product of $8.35 per share, the per share closing price of our common stock on the NYSE on December 31, 2015, multiplied by the number of shares that have not yet vested.

Employment Agreements
We have entered into written employment agreements or employment letters with each of our named executive officers. These agreements were negotiated on an arms-length basis and establish the key elements of compensation. Effective May 1, 2015, we amended and restated the employment agreements with each of Mr. Gilreath and Mr. Gill. None of our employment agreements provide for excise tax gross-ups with respect to payments contingent upon a change in control.
We have also entered into employment covenants agreements with each of our named executive officers, which provide for protection of our confidential information and non-compete and non-solicitation obligations that are effective during, and for 18 months following termination of, the named executive officer’s employment.

Mr. Gilreath’s Employment Agreement
Effective May 1, 2015, we entered into an amended and restated employment agreement with Mr. Gilreath. The initial base salary set forth in the agreement is $418,400. The base salary will be reviewed at least annually by the Board and may be adjusted upward at the discretion on the Board and may be reduced if such reduction is pro rata among substantially all of the Company's senior level executives as a group. The agreement is for an indefinite term, requiring 30 days prior notice for termination by the Company without cause or by Mr. Gilreath for good reason.
Mr. Gilreath is eligible for an annual performance bonus with a targeted payout at not less than 50% of his base salary based upon the achievement of target objectives determined from time to time. The bonus target percentage will be reviewed at least annually by the Board and may be adjusted upward at the discretion of the Board.
His agreement entitles him to participate in any company-sponsored equity compensation plan or program from time to time on the same terms and conditions generally applicable to executives of the Company, as determined by the Board in its discretion.
The agreement provides that Mr. Gilreath is eligible to participate in the employee benefit plans, programs and policies maintained by the Company from time to time on the same terms and conditions generally applicable to executives of the Company. He is also entitled to the benefits and perquisites available to executives in accordance with the plans, practices, programs and policies of the Company from time to time, as well as an annual executive physical and reimbursement for his annual membership and participation in a leadership development organization.
The agreement also provides for severance benefits in the event of his termination by us without cause or a termination by him for good reason, in the event of his death or disability, or in connection with a change in control of the Company, and contains customary confidentiality, non-compete and non-solicitation provisions. For more information about severance and change in control benefits see Potential Payments upon Termination or Change in Control.
Mr. Gill’s Employment Agreement
Effective May 1, 2015, we entered into an amended and restated employment agreement with Mr. Gill. The initial base salary set forth in the agreement is $325,000. The base salary will be reviewed at least annually by the Board and may be adjusted upward at the discretion of the Board and may be reduced if such reduction is pro rata among substantially all of the Company's senior level executives as a group. The agreement is for an indefinite term, requiring 30 days prior notice for termination by the Company without cause or by Mr. Gill for good reason.
Mr. Gill is eligible for an annual performance bonus with a targeted payout at not less than 45% of his base salary based upon the achievement of target objectives determined from time to time. The bonus target percentage will be reviewed at least annually by the Board and may be adjusted upward at the discretion of the Board.
His agreement entitles him to participate in any company-sponsored equity compensation plan or program from time to time on the same terms and conditions generally applicable to executives of the Company, as determined by the Board in its discretion.
The agreement provides that Mr. Gill is eligible to participate in the employee benefit plans, programs and policies maintained by the Company from time to time on the same terms and conditions generally applicable to executives of the Company. He is also entitled to the benefits and perquisites available to executives in accordance with the plans, practices, programs and policies of the Company from time to time, as well as an annual executive physical.
The agreement also provides for severance benefits in the event of his termination by us without cause or a termination by him for good reason, in the event of his death or disability, or in connection with a change in control of the Company, and contains customary confidentiality, non-compete and non-solicitation provisions. For more information about severance and change in control benefits see Potential payments upon termination or change in control.

Mr. Rubey’s Employment Agreement
The effective date of Mr. Rubey’s agreement was February 18, 2013. The initial base salary set forth in the agreement is $235,000. Mr. Rubey’s employment is “at will;” provided that, in case of termination of employment without cause, the terminating party is required to give at least 90 days’ notice of such termination.
Mr. Rubey is eligible for an annual cash performance bonus with a targeted payout at 30% of his base salary based upon the achievement of company performance targets (70%) and personal objectives (30%) as set by the Board pursuant to the annual bonus plan determined and adopted by the Board from time to time.
His agreement entitles him to participate in our 2013 Plan as determined by the Board from time to time. The 2013 Plan was in effect until the 2015 Omnibus Equity Incentive Plan was adopted. In addition, the agreement provided for the grant to him of 300,000 incentive units upon the effective date of the agreement. Pursuant to this provision, Mr. Rubey received a grant of 300,000 incentive units on July 10, 2013 that vest at a rate of 25% per year, subject to an additional minimum valuation threshold that had to be met before distribution. Of these incentive units, 150,000 were vested as of the date of our initial public offering and the remaining unvested incentive units were converted into a restricted stock award for 8,996 shares using a conversion factor determined in accordance with a formula set forth in the plan of conversion. For more information, see Related Party Transactions–Conversion of Corporation.
The agreement provides that Mr. Rubey is eligible to participate in the employee benefit plans, programs and policies maintained by the Company from time to time. The agreement contains customary confidentiality, non-compete and non-solicitation provisions.
Equity Plan Descriptions

2015 Omnibus Equity Incentive Plan
The EndoChoice Holdings, Inc. 2015 Omnibus Equity Incentive Plan, or 2015 Plan, was adopted May 22, 2015. The 2015 Plan is intended to promote our long-term success and increase stockholder value by attracting, motivating, and retaining non-employee directors, officers, employees, advisors, consultants and independent contractors. To achieve this purpose, the 2015 Plan allows the flexibility to grant or award stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance unit awards, performance share awards, cash-based awards and other stock-based awards to eligible individuals, thereby strengthening their commitment to our success and aligning their interests with those of our stockholders.
The Compensation Committee has discretionary authority to administer the 2015 Plan in accordance with its terms and applicable laws and will determine the non-employee directors, employees, advisors, consultants and independent contractors who will be granted awards under the 2015 Plan. The authority of Compensation Committee is summarized as follows:

•	The Compensation Committee may determine the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards;

•	The Compensation Committee is not be required to grant awards on a uniform or consistent basis;

•
The Compensation Committee is authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the 2015 Plan; and

•
The Compensation Committee is authorized to interpret the 2015 Plan and award agreements and will have authority to correct any defects, supply any omissions and reconcile any inconsistencies in the 2015 Plan and/or any award agreements and to take any other action that the Compensation Committee deems necessary or appropriate for the administration of the 2015 Plan,

Unless otherwise expressly provided in the 2015 Plan, the Compensation Committee’s decisions, interpretations and actions concerning the 2015 Plan or any award will be within the sole discretion of the Compensation Committee, will be permitted to be made at any time and will be final, conclusive and binding upon all persons and entities, including any participant and any holder or beneficiary of any award. Within the limitations of the 2015 Plan and applicable law, the Compensation Committee is authorized to delegate all or any part of its responsibilities and powers under the 2015 Plan to persons selected by it, and the Board is permitted to exercise all of the Compensation Committee’s powers under the 2015 Plan.
At the time of adoption, the total number of shares of our common stock available for issuance under the 2015 Plan was 1,260,664. The number of shares available for delivery under the 2015 Plan is subject to adjustment for certain changes in our capital structure. In addition, the 2015 Plan contains an "evergreen" provision allowing for an annual increase in the number of shares of our common stock available for issuance under the 2015 Plan on January 1 of each year during the period beginning January 1, 2016, and ending on (and including) January 1, 2025. The annual increase in the number of shares will be equal to four percent (4%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year; provided, however, that our Board will be authorized to act prior to the first day of any calendar year to provide that there will be no increase for such calendar year, or that the increase will be a lesser number of shares of common stock than would otherwise occur.
The 2015 Plan prohibits the Company from reducing the exercise price or grant price of an outstanding stock option or SAR or replacing an outstanding stock option or SAR with a new option or SAR that has a lower exercise price or grant price, or with any other type of award under the 2015 Plan, except in connection with a share change or a corporate transaction, without first obtaining stockholder approval. No awards will be made under the 2015 Plan on or after the earlier of (1) the tenth anniversary of the effective date of the 2015 Plan, or (2) the date on which all shares of common stock reserved under the 2015 Plan have been issued or are no longer available for use under the 2015 Plan.
2013 Incentive Unit Plan
In January 2013, we adopted the ECPM Holdings, LLC 2013 Incentive Unit Plan, or 2013 Plan, in order to provide a means to attract, retain and motivate our directors, employees and consultants upon whose judgment, initiative and efforts our continued success, growth and development are dependent. We amended the plan in each of September 2013 and August 2014. Effective June 4, 2015, no further grants may be made pursuant to the 2013 Plan.
In accordance with the terms of the 2013 Plan and pursuant to our corporation conversion, the holders of vested incentive units received shares of common stock and holders of unvested incentive units received shares of restricted stock (with vesting terms consistent with those contained in the corresponding incentive unit award agreement) representing the excess of the public offering price per share in our initial public offering over the per unit price calculated based on the minimum valuation threshold for the incentive units set by our Board upon granting such incentive units.
The 2013 Plan, which is administered by our Compensation Committee, provided for the grant of incentive unit awards to employees, directors and consultants. The maximum number of incentive units that could be granted under the plan prior to our conversion was 16,995,603. The Compensation Committee had the discretion to grant incentive unit awards and set the vesting terms for awards. Each incentive unit included a minimum valuation threshold set by our Board at the time of grant that must be achieved before the units are entitled to receive any distributions under the incentive unit agreement.
Except as otherwise provided in the incentive unit agreement, in the event that employment of a participant is terminated for any reason (not in connection with a liquidity event), any unvested incentive units are automatically forfeited and any vested incentive units are subject to repurchase as described in the LLC Agreement. In the event of a liquidity event, to the extent that a successor or surviving company does not assume or substitute for an award a substantially equivalent award, all awards outstanding immediately prior to the liquidity event shall be deemed vested. Further, if a successor or surviving company in a liquidity event assumes or substitutes for an award a substantially equivalent award, awards will nonetheless become vested in full if the participant’s employment is terminated by the Company not for cause or by the participant for good reason within three months before or 24 months after the date of a liquidity event. A liquidity event includes (1) a sale of our company, including the sale, lease, license, transfer, conveyance or other disposition of all or substantially all of our consolidated assets, (2) the acquisition of more than 50% of the voting power of all our outstanding units, or (3) the dissolution, liquidation or winding-up of our company.

2007 Stock Incentive Plan
In December 2007, one of our predecessor companies adopted the Endochoice, Inc. 2007 Stock Incentive Plan, or 2007 Plan, to encourage and enable our directors, employees and independent contractors to acquire or to increase their holdings of common stock and other equity interests in order to promote a closer identification of their interests with those of the Company and its stockholders and to further stimulate their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the Company. We assumed the amended and restated plan in January 2013 and it was, thereafter, further amended in August 2014. Effective January 4, 2015, no new awards may be made under to the 2007 Plan.
The 2007 Plan, which is administered by the Compensation Committee, provided for the grant of stock options, stock appreciation rights, stock awards, dividend equivalents or other awards to employees, directors and consultants. The maximum number of shares of common stock that could have been granted under the plan prior to our conversion was 4,615,053.
Except as otherwise provided in an award agreement, in the event that employment of a participant is terminated for any reason (not in connection with a liquidity event), any unvested portion of an award is automatically forfeited. In the event of a liquidity event, to the extent that a successor or surviving company does not assume or substitute for an award a substantially equivalent award, all awards outstanding immediately prior to the liquidity event shall be deemed vested or exercisable. Further, if a successor or surviving company in a liquidity event assumes or substitutes for an award a substantially equivalent award, awards will nonetheless become vested or exercisable in full if the participant’s employment is terminated by the Company not for cause or by the participant for good reason within three months before or 24 months after the date of a liquidity event.
Potential Payments upon Termination or Change in Control
The employment agreements with certain of our named executive officers provide for severance and change in control benefits. In addition, the terms of the stock options and incentive unit awards held by the named executive officers include certain accelerated vesting rights.
Severance Benefits under the Employment Agreements
We have agreed to pay severance benefits to certain of our named executive officers in the event of an executive’s termination by us without cause or a termination by the executive for good reason, or in connection with a change in control. We also provide severance benefits to certain of our named executive officers in the case of death or disability.
In connection with a change in control. In the event of a termination without cause or a resignation for good reason in connection with a change in control, and subject to the execution of a release, the executive is entitled to receive cash severance equal to:

•
for Mr. Gilreath, 24 months of base salary plus the 200% of the full annual target bonus for the year in which the termination occurs, and for Mr. Gill, 12 months of base salary plus the full annual target bonus for the year in which the termination occurs,

•
a pro-rated bonus for the year in which the termination occurs, in an amount based on actual performance for the year and pro-rated for the period during which the executive is employed during the year, and

•	up to 18 months of COBRA premiums.
In addition, the executive’s equity awards will accelerate vesting in full and will remain exercisable until the earlier of 24 months or the expiration of their original term. For performance based vesting equity awards, vesting acceleration will occur with respect to the number of shares subject to the equity award as if the applicable performance criteria had been attained at the greater of a 100% level or the level of actual performance as of the date of the change in control.
Death, disability, or not in connection with a change in control. In the event of a termination without cause or a resignation for good reason (other than in connection with a change in control) or in the event of his death or disability, and subject to the execution of a release, the executive is entitled to receive cash severance equal to:

•
for Mr. Gilreath, 18 months of base salary plus the full annual target bonus for the year in which the termination occurs, and for Mr. Gill, 6 months of base salary plus 50% of the full annual target bonus for the year in which the termination occurs,

•
a pro-rated bonus for the year in which the termination occurs, in an amount based on actual performance for the year and pro-rated for the period during which the executive is employed during the year, and

•	up to 18 months of COBRA premiums.
In addition, the executive’s equity awards will accelerate vesting in full and will remain exercisable until the earlier of 24 months or the expiration of their original term. For performance based vesting equity awards, vesting acceleration will occur with respect to the number of shares subject to the equity award as if the applicable performance criteria had been attained at a 100% level.
For cause or voluntary resignation without good reason. In the event that the executive voluntarily terminates his employment for any reason other than good reason or in the event that he is terminated for cause, no further payments are due, except that the executive will be entitled to any amounts earned, accrued or owing but not yet paid and any benefits accrued or earned under the Company’s benefit plans and programs or to which he is otherwise entitled under applicable law.
Limitation on payments; no tax gross-up. In the event the severance and other benefits provided for in the agreement or otherwise payable to the executive are “parachute payments” and would be subject to the “golden parachute” excise tax under the Code, then the severance benefits will be either delivered in full, or delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the excise tax, whichever results in the receipt by the executive on an after-tax basis, of the greatest amount of severance benefits.
Officer Severance Plan
Mr. Rubey is a participant in the EndoChoice Holdings, Inc. Officer Severance Benefit Plan, or the Officer Severance Plan, adopted on April 29, 2015. The Officer Severance Plan generally provides that if Mr. Rubey’s employment with us is terminated either (1) by us without "cause" (as such term is defined in the Officer Severance Plan) other than as a result of his death or disability or (2) due to Mr. Rubey’s resignation for "good reason" (as such term is defined in the Officer Severance Plan), and such termination occurs within the period beginning 90 days prior to the closing date of a “change in control” (as such term is defined in the Officer Severance Plan) and ending 12 months following the closing date of a change in control, Mr. Rubey will be entitled to receive the following severance benefits: (1) a single lump sum cash payment equal to one times the sum of 100% of Mr. Rubey’s annual base salary plus 100% of his annual target bonus for the year of termination, (2) full accelerated vesting of all stock options and other stock awards granted to Mr. Rubey that are outstanding as of the termination date, and (3) if Mr. Rubey timely elects COBRA continuation coverage, either Company-paid COBRA premiums or continued coverage under any self-funded health plan for Mr. Rubey and his covered dependents, for 12 months following the termination. The Officer Severance Plan provides that in the event the severance benefits to be provided to Mr. Rubey thereunder are "parachute payments" and would be subject to the "golden parachute" excise tax under the Code, then such benefits will be either delivered in full, or delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the excise tax, whichever results in his receipt on an after-tax basis, of the greatest amount of severance benefits. The severance benefits to be provided to Mr. Rubey under the Officer Severance Plan are subject to his execution of a release of claims in favor of us.
Accelerated vesting of equity awards
The restricted stock awards held by the named executive officers include provisions that accelerate vesting in the event of a participant’s termination of employment by the Company other than for cause or by the participant for good reason within three months before or 24 months after a liquidity event.
In addition, Mr. Gilreath and Mr. Gill have certain accelerated vesting rights with respect to unvested incentive units pursuant to the terms of their employment agreement or incentive unit award agreements, as applicable. Mr. Gilreath’s stock option awards granted under the 2007 Plan were fully vested as of the date of grant, January 1, 2009.

Beneficial Ownership of the Company’s Securities

The following table sets forth information concerning beneficial ownership of the Company’s common stock as of March 16, 2016 for each of our directors and nominees for director, each of our named executive officers, all of our current directors and officers as a group, and each person or group who beneficially owned more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.

Name (1)	Shares of Common Stock Beneficially Owned (2) (3) (4)	Percent of Common Stock Outstanding (5)

Directors and Officers
James R. Balkcom	40,665	*
J. Scott Carter	77,220	*
D. Scott Davis	45,823	*
William R. Enquist	21,250	*
Dr. Uri Geiger (6)	2,290,614	8.8%
David N. Gill	162,664	*
Mark G. Gilreath	849,835	3.3%
R. Scott Huennekens	77,033	*
David L. Kaufman (7)	2,096,834	8.1%
David H. Mowry	11,250	*
Kevin V. Rubey (8)	66,442	*
Rurik G. Vandevenne (9)	2,411,631	9.3%
All directors and executive officers as a group (13 persons)	8,218,999	31.5%

5% or More Stockholders
Sequoia Funds (10)	3,972,235	15.3%
River Cities Capital Fund IV NQP, L.P. (11)	2,406,006	9.3%
U.M. AccelMed Limited Partnership (12)	2,284,989	8.8%
Wellington Management Co., LLP (13)	2,246,648	8.6%
Envest Management III, LLC (14)	2,088,209	8.0%
Deerfield Management Company, L.P., et al. (15)	1,823,309	7.0%
Council Capital II, LP (16)	1,521,238	5.8%

*Represents less than one percent ownership.

(1)	The address for each officer and director listed is c/o EndoChoice Holdings, Inc., 11405 Old Roswell Road, Alpharetta, Georgia 30009.

(2)
To our knowledge, and except as otherwise indicated, each person or entity named has sole voting and sole investment power with respect to all shares shown, subject to community property laws where applicable.

(3)
Includes shares that may be acquired within 60 days of March 16, 2016 upon exercise of employee stock options. Options are included for the following individuals: Mr. Balkcom, 24,892 options; Mr. Gilreath, 4,569 options and Mr. Gill, 13,460 options; and all directors and named executive officers as a group, 42,921 options.

(4)
Includes time-vesting restricted stock for our directors and named executive officers. Vesting of restricted stock awards for our named executive officers is shown in footnote 2 of the table entitled, 2015 Outstanding Equity Awards at Fiscal-Year End. Restricted stock awards for our directors vest in various amounts on April 14, 2016, 2017, 2018; May 1, 2016 and 2017; August 14, 2016 (Mr. Huennekens has monthly vesting beginning on September 14, 2016 for 24 months for a portion of one of his awards granted August 14, 2016); January 24, 2017; September 9, 2016, 2017 and 2018; and December 31, 2016 and 2017. The executives have sole voting power over the unvested restricted stock. Restricted stock is included for the following individuals: Mr. Balkcom, 8,162 shares; Mr. Carter, 5,625 shares; Mr. Davis, 12,391 shares; Mr. Enquist, 11,250 shares, Dr. Geiger, 5,625 shares; Mr. Huennekens, 43,641 shares; Mr. Kaufman, 5,625 shares; Mr. Mowry, 11,250 shares; Mr. Vandevenne, 5,625 shares; Mr. Gilreath, 247,839 shares; Mr. Gill, 104,253 shares; Mr. Rubey, 44,184 shares; and all directors and named executive officers as a group, 552,623 shares.

(5)	Based on an aggregate of 26,009,146 shares of our common stock issued and outstanding as of March 16, 2016.

(6)
Includes shares held by ESOP Management and Trust Services Ltd. for the benefit of U.M. AccelMed L.P.. Dr. Geiger is Managing Partner of AccelMed and as a result may be deemed to beneficially own the shares owned by AccelMed or related entities. Dr. Geiger disclaims ownership of the shares held by these entities except to the extent of his pecuniary interest therein.

(7)
Includes shares held by Envest III, LLC. See footnote 14 below for more information. Mr. Kaufman is a Founder and Senior Managing Director of Envest Holdings LLC and as a result may be deemed to beneficially own the shares owned by Envest Holdings, LLC or related entities. Mr. Kaufman disclaims ownership of the shares held by these entities except to the extent of his pecuniary interest therein.

(8)	As of March 3, 2016, Mr. Rubey stepped down as our Chief Operating Officer, but will remain with us for a brief transition period.

(9)
Includes shares held by River Cities Capital Fund IV, L.P. (Partnership) and River Cities Capital Fund IV (NQP) L.P. (NQP). See footnote 11 below for more information. As a manager of Partnership and NQP, Mr. Vandevenne may be deemed to beneficially own the shares owned Partnership and NQP. Mr. Vandevenne disclaims ownership of the shares held by these entities except to the extent of his pecuniary interest therein.

(10)
This information is based on a Schedule 13G filed on February 12, 2016 with the SEC by SC US GF V Holdings, Ltd. (SCGF V Hold), 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025, on behalf of SCGF V. Hold (which reported 2,188,962 shares), Sequoia Capital U.S. Growth Fund V, L.P. (SCGF V)(which reported 3,339,363 shares); Sequoia Capital USGF Principals Fund V, L.P. (SCGF V PF)(which reported 2,188,962 shares), SCGF V Management, L.P. (SCGF V Mgmt)(which reported 3,339,363 shares), SC US (TTGP), Ltd. (SC US TTGP)(which reported 3,339,363 shares), Sequoia Capital Israel IV Holdings, L.P. (SC IS IV Hold)(which reported 632,872 shares), SC Israel IV Management, L.P. (SC IS IV Mgmt)(which reported 632,872 shares), SC Israel IV GenPar Ltd. (SC IS IV GenPar) (which reported 632,872 shares), Haim Sadger (HS) (which reported 632,872 shares) and Shmuel Levy (SL) (which reported 632,872 shares) (together the Sequoia Funds). SC US TTGP is the general partner of SCGF V Mgmt; SDGF V Mgmt is the general partner of each of SCGF V and SCGF V PF; SDGF V and SCGF V PF together own 100% of the outstanding ordinary shares of SCGF V Hold; and SD IS IV GenPar is the General Partner of SC IS IV Mgmt. Sequoia Funds have shared voting and dispositive power with respect to the shares reported by each entity.

(11)
This information is based on a Schedule 13G filed on February 24, 2016 with the SEC by River Cities Capital Fund IV, L.P. (Partnership), c/o River Cities Capital Funds, 221 East Fourth Street, Suite 2400, Cincinnati, Ohio 45202. River Cities Management IV, LLC (LLC) is the general partner of Partnership and of River Cities Capital Fund IV (NQP), L.P. (NQP). Messrs. Daniel Fleming, J. Carter McNabb, Edward McCarthy, Robert Heimann, Rurik Vandevenne, G. Glen Mayfield and Edwin T. Robinson are managers of the LLC (collectively as a group, the Managers). Partnership shares voting and dispositive power over 2,173,827 of the shares reported; NQP shares voting and dispositive power over 232,179 of the shares reported; and LLC and the Managers share voting and dispositive power over 2,406,006 of the shares reported.

(12)
This information is based on a Schedule 13D filed on June 15, 2015 with the SEC jointly filed by U.M. AccelMed, Limited Partnership (AccelMed), U.M. AccelMed Management (2009) Ltd. (General Partner), M. Arkin (1999) Ltd. (Arkin's Co.), Moshe Arkin (Arkin), and Uri Geiger (Geiger) (together the Reporting Group), 6 Hachoshlim St., Herzelia, Israel (together the AccelMed Group). The AccelMed Group shares voting power and dispositive power with respect the shares reported Accelmed is deemed to be the beneficial owner of the shares reported, while the General Partner, Arkin's Co., Arkin and Geiger are each deemed to be indirect beneficial owners of the shares reported. Each of Arkin's Co., Arkin and Geiger disclaims beneficial ownership of the shares reported, except to the extent of its or his pecuniary interest therein.

(13)
This information is based on a Schedule 13G filed on February 11, 2016 with the SEC by Wellington Management Group LLP, c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210, on behalf of itself and certain affiliates, including Wellington Group Holdings LLP, Wellington Investment Advisors LLP and Wellington Management Company LLP. Wellington Management Group LLP has shared voting power over 1,802,231 of the shares reported and shared dispositive power over 1,969,842 of the shares reported. Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP share voting power over 1,896,603 of the shares reported and shared dispositive power over 2,246,648 of the shares reported.

(14)
This information is based on a Schedule 13G/A filed on February 16, 2016 with the SEC by Envest Management III, LLC, 2102 Parks Avenue, Suite 401, Virginia Beach, Virginia 23451 on behalf Envest III, LLC and David L. Kaufman, together with the information contained in a Form 4 filed on March 11, 2016 with the SEC by Mr. Kaufman. Envest Management III, LLP and Envest III, LLP share voting and dispositive power over 2,088,209 of the shares reported and Mr. Kaufman shares voting and dispositive power over 8,625 of the shares reported. Of the 8,625 shares reported for Mr. Kaufman, 3,000 shares are held by the Estate of Charles Kaufman, of which, Mr. Kaufman serves as executor.

(15)
This information is based on a Schedule 13G/A filed on February 16, 2016 with the SEC by Deerfield Management Company, L.P. (Mgmt Co.), et al., 780 Third Avenue, 37th Floor, New York, New York 10017 on behalf of itself and group members, including James E. Flynn (Flynn), Deerfield Mgmt, L.P. (Deerfield Mgmt), Deerfield Mgmt III, L.P. (Mgmt III), Mgmt Co., Deerfield Special Situations Fund, L.P. (Special Situations Fund), Deerfield International Master Fund, L.P. (Master Fund), Deerfield Partners, L.P. (Partners), and Deerfield Private Design Fund III, L.P. (Private Design). Each member of the group claims beneficial ownership as follows: Deerfield Mgmt, 624,359 shares; Mgmt III, 1,198,950 shares; Mgmt Co., 1,823,309 shares; Special Situations Fund, 14,724 shares; Partners, 268,239 shares; Master Fund, 341,396 shares; Private Design, 1,198,950 shares and Flynn, 1,823,309 shares. Each member of the group has shared voting power and shared dispositive power equivalent to the number of shares beneficially held by each member.

(16)
This information is based on a Schedule 13G filed on February 19, 2016 with the SEC by Council Capital II, LP (Partnership), c/o Council Capital, 30 Burton Hills Blvd., Suite 576, Nashville, Tennessee 37215 on behalf of itself and Council Capital Partners II, LLC, general partner of the Partnership (LLC); Katie Gambill (Gambill) and Dennis C. Bottorff (Bottorff), managers of the LLC. Partnership, LLC, Gambill and Bottorff each share voting and dispositive power over all of the shares reported.

16(a) Beneficial Ownership Reporting Compliance
As required by Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors, executive officers, and persons who beneficially own more than 10% of the Company's common stock are to file reports of ownership and changes in ownership of the Company's common stock with the SEC, the NYSE, and the Company. To the Company's knowledge, based solely on a review of information received by the Company during the year ended December 31, 2015, we believe that all required Section 16(a) filings applicable to our officers, directors and greater than 10% beneficial owners were complied with other than (a) one Form 3 filing relating to their appointment to the Board and (b) one Form 4 filing relating to the grant of a restricted stock award by each of Messrs. Enquist and Mowry.

Certain Relationships and Related Party Transactions
Policies and procedures with respect to related party transactions
In accordance with the charter of our Audit Committee and our policy on related party transactions, our Audit Committee will be responsible for reviewing and approving related party transactions. The related party transaction policy will apply to transactions, arrangements and relationships where the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, where we are a participant and in which a related person has or will have a direct or indirect material interest. A related person is: (1) any of our directors, nominees for director or executive officers; (2) any immediate family member of a director, nominee for director or executive officer; and (3) any person, and his or her immediate family members, or entity that was a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed.
In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. Our Audit Committee will approve only those transactions that it determines are in our best interest. In particular, our policy on related party transactions will require our Audit Committee to consider, among other factors it deems appropriate:

•	whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the extent of the related party’s interest in the transaction.

Pursuant to our policy on related party transactions, our Audit Committee will identify the following categories of transactions as deemed to be preapproved by the Audit Committee, even if the aggregate amount involved exceeds the $120,000 threshold:

•	our employment of any executive officer or compensation paid by us to any executive officer if our Compensation Committee approved (or recommended that our Board approve) such compensation;

•	any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements;

•
any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1.0 million, or 2% of that company’s total annual net product revenues;

•
any charitable contribution, grant or endowment made by us to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1.0 million, or 2% of the charitable organization’s total annual receipts;

•	any transaction where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis;

•	any transaction involving a related person where the rates or charges involved are determined by competitive bids;

•
any transaction with a related person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

•	any transaction with a related person involving services as a bank depositary, transfer agent, registrar, trustee under a trust indenture, or similar services.

In addition, our Code of Conduct and Ethics, requires that each of our employees and directors inform his or her superior or the Chairman of the Audit Committee, respectively, of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

Related Party Transactions
Other than compensation agreements and other arrangements which are described under Director Compensation, under Executive Compensation and the transactions described below, since January 1, 2015, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.
Limited Liability Company Operating Agreement

ECPM Holdings, LLC was a party to a limited liability company agreement, the LLC Agreement. The LLC Agreement terminated effective as of the date of our initial public offering.
Other Equity Issuances to Related Parties

On March 4, 2015, we issued Class A units in ECPM Holdings, LLC at a per unit price of $0.9564. Participants in the issuance included certain of our existing stockholders, including certain of our 5% stockholders at that time and our executive officers in the following amounts:

Name	Class A Units	Shares of Common Stock upon Corporate Conversion
5% or more stockholders
Sequoia Funds	6,378,085	558,465
Envest III, LLC	2,091,175	183,103
ESOP Management and Trust Services Ltd. for the benefit of U.M. AccelMed, L.P.	4,182,350	366,207
Evergreen Funds	1,045,588	91,552
Executive Officers
Mark G. Gilreath	104,559	9,155
David N. Gill	104,559	9,155

Our 5% stockholders and executive officers set forth in the tables above may hold the units listed through one or more affiliated entities that are described elsewhere in this prospectus. In addition, some of our directors are affiliated with our 5% stockholders and may be deemed to beneficially own the units issued in the transactions described above:

•	Mr. Carter was affiliated with the Sequoia Funds until November 2015;

•	Dr. Geiger is affiliated with ESOP Management and Trust Services Ltd. for the benefit of U.M. Accelmed L.P.;

•	Mr. Kaufman is affiliated with Envest III, LLC; and

•	Mr. Vandevenne is affiliated with River Cities Capital Fund IV, L.P.

For additional information regarding the beneficial ownership of units and the affiliation between certain directors and our 5% stockholders, see Beneficial Ownership of the Company's Securities.

Investor Rights Agreement

Pursuant to the terms of an investor rights agreement, between us and certain holders of the Class A units of ECPM Holdings, LLC, including entities affiliated with Sequoia Capital, River Cities Capital Funds, U.M. Accelmed, Council Capital and Envest, the investor rights agreement, such holders of the Class A units of ECPM Holdings, LLC were entitled to certain rights with respect to the receipt of our financial statements on a monthly, quarterly and annual basis, the receipt of reports concerning significant aspects of our operations or financial affairs, notice of any material event that would negatively impact our business and the inspection of our facilities and records. The investor rights agreement terminated as of the effective date of our initial public offering.

Conversion to Corporate Form

Prior to the effective date of our initial public offering, we converted from a Delaware limited liability company to a Delaware corporation under the name EndoChoice Holdings, Inc. As a result of the corporate conversion, the holders of the different classes and series of units of ECPM Holdings, LLC became holders of common stock of EndoChoice Holdings, Inc. Holders of vested incentive units of ECPM Holdings, LLC became holders of common stock of EndoChoice Holdings, Inc. Holders of unvested incentive units of ECPM Holdings, LLC became holders of shares of restricted stock of EndoChoice Holdings, Inc. Holders of options and warrants to purchase units of ECPM Holdings, LLC became holders of options and warrants, respectively, to purchase common stock of EndoChoice Holdings, Inc. The number of shares of common stock that holders of units received in the corporate conversion, the number of shares of common stock that holders of vested incentive units received in the corporate conversion, the number of shares of restricted stock that holders of unvested incentive units received in the corporate conversion and the number of shares of common stock for which options and warrants were exercised following the corporate conversion was determined in accordance with the plan of conversion and vary depending on which class or series of units a holder owned or had rights to convert into and on the initial public offering price. The existing securities held by our officers, directors, nominees for director and 5% stockholders, executive officers and directors were converted on the same basis as all other holders of such securities.
The purpose of the corporate conversion was to reorganize our corporate structure so that the top-tier entity in our corporate structure was a corporation rather than a limited liability company and so that our existing investors would own our common stock rather than equity interests in a limited liability company. References in this Proxy Statement to our capitalization and other matters pertaining to our equity and shares prior to the corporate conversion relate to the capitalization and equity and shares of ECPM Holdings, LLC, and after the corporate conversion, to EndoChoice Holdings, Inc.
As a result of the corporate conversion, but not pursuant to the terms of the outstanding incentive units we have granted, holders of vested incentive units received a number of shares of common stock representing the excess of the public offering price per share in our initial public offering over the per unit price calculated based on the minimum valuation threshold for the incentive units set by our Board upon granting such incentive units.
The following table details the number of vested incentive units held by each of our executive officers and the number of shares of common stock each executive officer received as a result of the conversion of these vested incentive units in the corporation conversion.

Name	Vested Incentive Units	Shares of Common Stock upon Corporate Conversion	Unvested Incentive Units	Shares of Common Stock upon Corporate Conversion

James R. Balkcom	84,605	5,074	84,605	5,074
D. Scott Davis	56,407	3,383	169,222	10,149
David N. Gill	—	—	1,577,083	79,224
Mark G. Gilreath	1,678,143	100,651	3,027,838	173,921
R. Scott Huennekens	93,907	5,632	911,556	30,671
Douglas N. Ladd	204,467	12,262	730,275	28,918
Kevin V. Rubey	223,703	13,378	571,977	28,064

Voting Agreement

On January 4, 2013, we entered into a voting agreement with certain holders of the Class B units of ECPM Holdings, LLC. These holders include entities affiliated with River Cities Capital Funds, Council Capital and Envest. Under

the voting agreement, each Class B unitholder agreed to vote all of its Class B units in favor of certain individuals as managers of ECPM Holdings, LLC. The voting agreement terminated as of the effective date of our initial public offering.

Annex A - Amended and Restated Employee Stock Purchase Plan

As Approved by the Board of
Directors on February 18, 2016

ENDOCHOICE HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN
Originally Effective as of May 22, 2015, and
As Amended and Restated Effective as of April 29, 2016
(Subject to Shareholder Approval)

ENDOCHOICE HOLDINGS, INC.
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.    PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN
1.1    Purpose and Scope. The purpose of the EndoChoice Holdings, Inc. Employee Stock Purchase Plan, as it may be amended from time to time (the “Plan”), is to assist employees of EndoChoice Holdings, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries. The Plan became effective on the “Effective Date.” Effective as of April 29, 2016, the Plan is amended and restated to increase the number of shares of Common Stock available for sale under the Plan by an additional 343,934 shares, increasing the total available shares from 126,066 to 470,000 shares of Common Stock.
ARTICLE II.     DEFINITIONS
Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.
2.1    “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
2.2    “Administrator” shall mean the Committee, or such individuals to which authority to provide administrative services under this Plan has been delegated under Section 7.1 hereof.
2.3    “Board” shall mean the Board of Directors of the Company.
2.4    “Code” shall mean the Internal Revenue Code of 1986, as amended.
2.5    “Committee” shall mean the Compensation Committee of the Board.
2.6    “Common Stock” shall mean the common stock of the Company.
2.7    “Company” shall have such meaning as set forth in Section 1.1 hereof.
2.8    “Compensation” of an Employee shall mean the regular straight-time earnings or base salary, bonuses and commissions paid to the Employee from the Company on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, prior week adjustments and weekly bonus, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income.
2.9    “Designated Subsidiary” shall mean each Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, in accordance with Section 7.2 hereof.

2.10    “Effective Date” shall mean the effective date of the Company’s first registration statement relating to its initial public offering, as approved and adopted by the Board on May 15, 2015 and subsequently approved and adopted by the Company’s stockholders on May 22, 2015.
2.11    “Eligible Employee” shall mean an Employee who (a) who customarily works at least twenty (20) hours per week and is customarily employed for more than five (5) months in a calendar year. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan as an Eligible Employee (x) any Employee that is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer, and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act, and/or (y) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether such Employee is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or the Option to violate the requirements of Section 423 of the Code; provided that any exclusion in clauses (x) and/or (y) shall be applied in an identical manner under each Offering Period to all Employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e).
2.12    “Employee” shall mean any person who renders services to the Company or a Designated Subsidiary as an “employee” within the meaning of Section 3401(c) of the Code pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or Designated Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).
2.13    “Enrollment Date” shall mean the first date of each Offering Period.
2.14    “Exercise Date” shall mean the last Trading Day of each Offering Period, except as provided in Section 5.2 hereof.
2.15    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.16    “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
(a)If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

(d)For purposes of the first Enrollment Date of the first Offering Period under the Plan, the Fair Market Value will be the initial price to the public set forth in the final prospectus included within the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission for the initial public offering of the Common Stock (the “Registration Statement”).
2.17    “Grant Date” shall mean the first Trading Day of an Offering Period.
2.18    “New Exercise Date” shall have such meaning as set forth in Section 5.2(b) hereof.
2.19    “Offering Period” shall mean such period of time commencing on such date(s) as determined by the Administrator, in its sole discretion, and with respect to which Options shall be granted to Participants. The duration and timing of Offering Periods may be established or changed by the Administrator at any time, in its sole discretion; provided, that unless otherwise determined by the Administrator, each Offering Period shall be a calendar quarter in duration and the first day of each such Offering Period shall be the first Trading Day of such calendar quarter; provided, however, the first Offering Period under the Plan will not commence before the Company’s Registration Statement is declared effective by the U.S. Securities and Exchange Commission. Notwithstanding the foregoing, in no event may an Offering Period exceed twenty-seven (27) months.
2.20    “Option” shall mean the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.
2.21    “Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.
2.22    “Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code and the regulations promulgated thereunder.
2.23    “Participant” shall mean any Eligible Employee who elects to participate in the Plan.
2.24    “Payday” shall mean the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.
2.25    “Plan” shall have such meaning as set forth in Section 1.1 hereof.
2.26    “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.
2.27    “Subsidiary” shall mean any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code and the regulations promulgated thereunder. In addition, with respect to any sub-plans adopted under Section 7.1(d) hereof which are designed to be outside the scope of Section 423 of the Code, Subsidiary shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.
2.28    “Trading Day” shall mean a day on which the principal securities exchange on which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a securities exchange, shall mean a business day, as determined by the Administrator in good faith.
2.29    “Withdrawal Election” shall have such meaning as set forth in Section 6.1(a) hereof.
ARTICLE III.    PARTICIPATION
3.1    Eligibility.
(a)Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V hereof, and the limitations imposed by Section 423(b) of the Code and the regulations promulgated thereunder.
(b)Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an Option under the Plan (i) to the extent that, immediately after the grant of the Option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or any Parent or any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or any Parent or Subsidiary accrues (within the meaning of Section 423(b)(8) of the Code) at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such Option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations promulgated thereunder.
3.2    Election to Participate; Payroll Deductions.
(a)An Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by properly completing a payroll deduction authorization and submitting it to the Company, in accordance with the enrollment procedures established by the Administrator, in its sole discretion.
(b)Subject to Section 3.1(b) hereof, by submitting a payroll deduction authorization, the Eligible Employee authorizes payroll deductions in an amount (i) equal to at least one percent (1%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than the lesser of (x) fifteen percent (15%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date or (y) $25,000 per Offering Period; and (ii) that shall be expressed as a whole number percentage. Amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.
(c)During an Offering Period, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s Compensation only once. To make such a change, the Participant must submit a new payroll deduction authorization authorizing the new rate of payroll deductions at least ten (10) calendar days before the Exercise Date for such Offering Period. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.
(d)Notwithstanding the foregoing, upon the termination of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.1(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.
(e)No payroll deduction authorization shall become binding upon the Company until it has been accepted by the Administrator. Only the Administrator is authorized to accept payroll deduction authorizations and the actions of any person other than the Administrator (subject to the Committee’s right to delegate pursuant to Section 7.1(a) hereof) shall be of no effect. The Administrator shall have the right, in its sole discretion, to reject any payroll deduction authorization that (i) does not comply with the requirements of this Plan or the deadlines, forms or procedures developed by the Administrator or (ii) is submitted by a person who is not an Eligible Employee or whose status as Eligible Employee is suspended or revoked. Such rejection may be effected by not making payroll deductions under this Plan or, if such deductions have been made, by returning, without interest, such amounts to the person for whose benefit such deductions were made. The rejection of a payroll deduction authorization for one or more Offering Periods shall not affect the ability or right of the Administrator to accept or reject a payroll deduction authorization for any subsequent Offering Period.

ARTICLE IV.    PURCHASE OF SHARES
4.1    Grant of Option. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to adjustment in accordance with Sections 5.2 and 5.3 hereof and the limitations of Section 3.1(b) hereof, the number of shares of Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 5,000 shares of Common Stock. The Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall expire on the Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.
4.2    Option Price. The “Option Price” per share of Common Stock to be paid by a Participant upon exercise of the Participant’s Option on the applicable Exercise Date for an Offering Period shall be equal to eighty five percent (85%) of the lesser of the Fair Market Value of a share of Common Stock on (a) the applicable Grant Date and (b) the applicable Exercise Date; provided that in no event shall the Option Price per share of Common Stock be less than the par value per share of the Common Stock.
4.3    Purchase of Shares.
(a)On the applicable Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised his or her Option to purchase at the applicable per share Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account. Any balance less than the per share Option Price that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee. Any balance not carried forward to the next Offering Period in accordance with the prior sentence promptly shall be refunded to the applicable Participant. For the avoidance of doubt, in no event shall an amount greater than or equal to the per share Option Price as of an Exercise Date be carried forward to the next Offering Period.
(b)As soon as practicable following the applicable Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.
(c)If the Company is prevented by applicable securities laws from selling stock as of any date, no purchase shall be made on such date and Options shall remain in effect unless withdrawn and the purchases shall occur as soon as practicable after the Administrator determines that restrictions preventing the sale of stock have been removed or otherwise cease to exist; provided, that such Options shall expire and may not be exercised after the expiration of the twenty-seven (27) month period starting on the Grant Date applicable to such Options.
4.4    Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.
ARTICLE V.    PROVISIONS RELATING TO COMMON STOCK
5.1    Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, a total of 126,066 shares of Common Stock shall be made available for sale under the Plan as of the Effective Date. The Plan was amended by the Board on February 18, 2016 (“2016 Amendment”) to increase the maximum number of shares of Common Stock made available for sale under the Plan by an additional 343,934 shares, thereby increasing the total available shares from 126,066 to a total of 470,000 shares of Common Stock, with such 2016 Amendment to become effective as of April 29, 2016, subject to approval by the Company’s stockholders. Shares of Common Stock made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.
5.2    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Corporate Transaction.
(a)Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Sections 4.1 and 5.1 hereof.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee.
(c)Corporate Transaction. In the event of the occurrence of a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code with respect to the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee.
5.3    Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised would exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as the Administrator shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.
5.4    Rights as Stockholders. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of his or her Option.
ARTICLE VI.    TERMINATION OF PARTICIPATION
6.1    Cessation of Contributions; Voluntary Withdrawal.
(a)A Participant may elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and at such time prior to the Exercise Date for the then-current Offering Period as may be established by the Administrator (a “Withdrawal Election”). A Participant electing to withdraw from the Plan may elect to either (i) withdraw all, but not less than all, of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company (or its designee), in which case amounts credited to such Plan Account shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such election is received by the Company (or its designee), without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall automatically terminate. Upon receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and his or her Option to purchase under the Plan shall terminate. If a Participant withdraws from the Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Article 3.
(b)A participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.
(c)A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.
6.2    Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto pursuant to applicable law, within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon.
ARTICLE VII.    GENERAL PROVISIONS
7.1    Administration.
(a)The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the Administrator to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Committee for such function.
(b)It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To establish Offering Periods;

(ii)To determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical);
(iii)To select Designated Subsidiaries in accordance with Section 7.2 hereof;
(iv)To develop such forms and procedures as the Administrator in its discretion deems necessary or helpful to the orderly administration of this Plan; and
(v)To construe and interpret the Plan, the terms of any Offering Period and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Period or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effect, subject to Section 423 of the Code and the regulations promulgated thereunder.
(c)The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee or the Administrator under the Plan.
(d)The Committee may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
(e)All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board, the Committee or the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board, the Committee and the Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.
(f)All communications from an Eligible Employee to the Administrator under, or in connection with, this Plan shall be deemed to have been filed with the Administrator when actually received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt of such communications. The Administrator, in its sole discretion, may accept or reject communications not complying with the forms and procedures developed by the Administrator.
(g)In the event that payroll deductions are made or shares of stock are purchased in error, the Administrator shall take such action as the Administrator in its absolute discretion deems necessary or appropriate to correct such error as soon as practicable after the Administrator has knowledge of the error.
7.2    Designation of Subsidiary Corporations. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Designated Subsidiaries. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.
7.3    Reports. Individual accounts shall be maintained by the Administrator for each Participant in the Plan. Statements of Plan Accounts shall be given by the Administrator to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.
7.4    No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.
7.5    Amendment and Termination of the Plan.
(a)The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason; provided, however, that without approval of the Company’s stockholders given within twelve (12) months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares of Common Stock subject to the Plan or change the designation or class of Eligible Employees; and provided, further that without approval of the Company’s stockholders, the Plan may not be amended in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
(b)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, to the extent permitted under Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;
(ii)shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and
(iii)allocating shares of Common Stock.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
(c)If the Plan is terminated, the Administrator may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Exercise Date (which may, in the discretion of the Administrator, be accelerated). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.
7.6    Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose to the extent permitted by applicable law. No interest shall be paid to any Participant or credited under the Plan.
7.7    Term; Approval by Stockholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months before or after the date of the Board’s adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of said twelve (12)-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.
7.8    Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
7.9    Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
7.10    Notice of Disposition of Shares. Each Participant shall give the Company prompt written notice of any disposition or other transfer of any shares of Common Stock, acquired pursuant to the exercise of an Option, if such disposition or transfer is made (a) within two (2) years after the applicable Grant Date or (b) within one (1) year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.
7.11    Tax Withholding. The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.
7.12    Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.
7.13    Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
7.14    Conditions To Issuance of Shares.
(a)Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Administrator has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b)All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Administrator may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.
(c)The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

7.15    Equal Rights and Privileges. Except with respect to sub-plans designed to be outside the scope of Section 423 of the Code, all Eligible Employees of the Company (or of any Designated Subsidiary) shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code or the regulations promulgated thereunder so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or the regulations promulgated thereunder. Any provision of this Plan that is inconsistent with Section 423 of the Code or the regulations promulgated thereunder shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or the regulations promulgated thereunder.
7.16    Limitation on Liability. Neither the Company nor any affiliate or anyone acting on the behalf of the Company or an affiliate shall be responsible in whole or in part for any act done in good faith or any good faith omission to act. Without limiting the first sentence, such entities shall not be responsible for any prices at which shares of Stock are purchased or sold, the time at which any purchase or sale is made under this Plan, or the change in value of any class of stock of the Company.
7.17    Plan Document Controls. In the event of any conflict between the provisions of this Plan and any other document or communication, this Plan shall control, and the conflicting provisions of such other document or communication shall be null and void ab initio.
7.18    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ISRAELI APPENDIX TO
Amended and Restated Employee Stock Purchase Plan
1.     Special Provisions for Persons who are Israeli Taxpayers
1.1    This Appendix (the “Appendix”) to the EndoChoice Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) is made and entered effective as of November 30, 2015 (the “Effective Date”).
1.2    The provisions specified hereunder apply only to persons who are subject to taxation by the State of Israel with respect to the Awards (as defined below).
1.3    This Appendix applies with respect to the Options under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Options that may be granted under the Plan to Eligible Employees from time to time, in compliance with the securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan. This Appendix is applicable only to grants made after the Effective Date. This Appendix complies with, and is subject to the ITO (as defined below) and Section 102 (as defined below).
1.4    The Plan and this Appendix shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern.
2.     Definitions
Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:
“3(i) Award” means an Award that is subject to taxation pursuant to Section 3(i) of the ITO which has been granted to any person who is NOT an Eligible 102 Participant.
“102 Capital Gains Track” means the tax track set forth in Section 102(b)(2) or Section 102(b)(3) of the ITO, as the case may be.
“102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.
“102 Earned Income Track” means the tax track set forth in Section 102(b)(1) of the ITO.
“102 Earned Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Earned Income Track.
“102 Trustee Grant” means an Award granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Eligible 102 Participant, and includes 102 Capital Gains Track Grants or 102 Earned Income Track Grants.
“Affiliate” means any affiliate that is an “employing company” within the meaning of Section 102(a) of the ITO.
"Award" means the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period;
“Controlling Shareholder” shall have the meaning ascribed to such term in Section 32(9) of the ITO.
“Election” means the Company’s election of the type of 102 Trustee Grants (i.e., 102 Capital Gains Track or 102 Earned Income Track) that it will make, as filed with the ITA.
“Eligible 102 Participant” means an individual employed by the Company or by an Affiliate or an individual who is serving as an office holder of the Company or an Affiliate, who is not a Controlling Shareholder.

“ITA” means the Israeli Tax Authority.
“ITO” means the Israeli Income Tax Ordinance (New Version) 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the ITO Rules, and any ruling issued by the ITA with respect to Awards granted under this Appendix, all as may be amended from time to time.
“ITO Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 as may be amended from time to time.
“Non-Trustee Grant” means an Award granted to an Eligible 102 Participant pursuant to Section 102(c) of the ITO.
“Required Holding Period” means the requisite period prescribed by Section 102, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which an Award granted by the Company and any Underlying Shares must be held by the Trustee for the benefit of the person to whom it was granted.
“Section 102” means the provisions of Section 102 of the ITO, and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the ITO Rules, and any ruling issued by the ITA with respect to Awards granted under this Appendix, all as may be amended from time to time.
"Shares" means shares of Common Stock of the Company.
“Trustee” means a person or entity designated by the Board of Directors or the Committee (if applicable) to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.
“Trust Agreement” means the agreement(s) between the Company and the Trustee regarding Awards granted under this Appendix, as in effect from time to time.
"Underlying Shares" means Shares issued upon the exercise of an Award.
3.     Types of Grants and Section 102 Election
3.1    Grants of Awards made pursuant to Section 102 shall be made pursuant to either (a) Section 102(b)(2) or Section 102(b)(3) of the ITO as the case may be, as 102 Capital Gains Track Grants, or (b) Section 102(b)(1) of the ITO as 102 Earned Income Track Grants. The Company’s Election regarding the type of 102 Trustee Grant shall be filed with the ITA. Once the Company has filed such Election, it may change the type of 102 Trustee Grant that it elects to make only after the lapse of at least 12 months from the end of the calendar year in which the first Award or another award was granted pursuant to the previous Election, in accordance with Section 102. The Company shall be allowed to grant only the type of 102 Trustee Grants it has elected, and such Election shall apply to all Participants who were granted 102 Trustee Grants during the period indicated herein, all in accordance with the provisions of Section 102(g) of the ITO. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Eligible 102 Participants at any time.
3.2    Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Appendix. Eligible Employees who are not Eligible 102 Participants may be granted only 3(i) Awards under this Appendix.
3.3    No 102 Trustee Grants may be made effective pursuant to this Appendix before the lapse of 30 days from the date on which the requisite filings required by Section 102 have been filed with the ITA. The provision of this paragraph is subject to any ruling issued by the ITA which may provide for a different period.
3.4    The Award agreement or documents evidencing the Award granted pursuant to the Plan and this Appendix shall indicate whether the Award is a 102 Trustee Grant, a Non-Trustee Grant or a 3(i) Award; and, if the Award is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant.

4.     Terms And Conditions of 102 Trustee Grants
4.1    Each 102 Trustee Grant will be deemed granted on the date stated in a written notice by the Company, in accordance with the provisions of Section 102 and the Trust Agreement.
4.2    Each 102 Trustee Grant granted to an Eligible 102 Participant shall be deposited with and held by the Trustee and each certificate for Shares acquired pursuant to a 102 Trustee Grant shall be issued to and registered in the name of the Trustee and shall be held in trust for the benefit of the Eligible 102 Participant for the Required Holding Period. After termination of the Required Holding Period, the Trustee may release such Award and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO; or (ii) the Trustee and/or the Company and/ or an Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Trustee Grant or Shares issued thereunder and held by it prior to the full payment of the Eligible 102 Participant's applicable tax liabilities.
4.3    Each 102 Trustee Grant (whether a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant, as applicable) shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, this Appendix or any Award agreement that is not consistent therewith. Any provision of the ITO and any approvals by the ITA not expressly specified in this Appendix or any document evidencing an Award that are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Eligible 102 Participant, the Trustee, the Company and its Affiliates. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. Further, the Eligible 102 Participant agrees to execute any and all documents which the Company an Affiliate or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102.
4.4    During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Award or Underlying Shares and other securities received subsequently following any realization of rights derived from the Award or Underlying Shares (including distributions) to the Eligible 102 Participant or to a third party, unless permitted to do so by Section 102. Notwithstanding the foregoing and subject to more restrictive provisions of the Plan, the Trustee may, pursuant to a written request of the Eligible 102 Participant and subject to Section 102, release and transfer such Award, shares or other securities to the Eligible 102 Participant or to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the Award, Underlying Shares or other securities have been withheld; and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to terms of the Articles of Incorporation of the Company, the Plan, any applicable agreement and any applicable law. A sale or release during the Required Holding Period will result in adverse tax ramifications to the Eligible 102 Participant under Section 102 and the ITO Rules, which shall apply to and shall be borne solely by such Eligible 102 Participant.
4.5    In the event that additional rights, including bonus shares, are granted with respect to Awards which were granted as 102 Trustee Grants or Shares issued upon the exercise of such Awards, such rights shall also be subject to the provisions of this Section 4 and the Required Holding Period for such rights shall be measured from the commencement of the Required Holding Period for the Award or Share with respect to which the rights were granted. Such additional rights shall be subject to the same tax treatment applicable to the relevant Award or Share with respect to which the rights were granted. In the event of a cash distribution on an Underlying Share, the Trustee shall transfer the distribution proceeds to the Eligible 102 Participant after deduction of taxes and mandatory payments in compliance with the ITO and the applicable withholding requirements.
4.7    Notwithstanding anything to the contrary in the Plan, or the applicable Award agreement no Award qualifying as a 102 Trustee Grant or Shares issued upon the exercise of such an Award shall be substituted for payment in cash or any other form of consideration, including an Award or Share, in the absence of an express approval of the ITA in advance for such substitution.
4.8    Notwithstanding anything to the contrary in the Plan, the Shares subject to Awards granted under the Plan to Eligible 102 Participants shall be authorized and unissued shares to the exclusion of previously issued shares acquired by the Company or its Subsidiary or Affiliates.

5.     Fair Market Value
Without derogating from the provisions of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the ITO, if at the date of grant the Company’s equity securities are listed on any established stock exchange or a national market system or if the Company’s equity securities will be registered for trading within ninety (90) days following the date of grant of the 102 Capital Gains Track Grant, the fair market value of the equity securities at the date of grant shall be determined in accordance with the average value of the Company’s equity securities on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.
6.     Assignability
As long as an Award or Underlying Share is held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the Award or the Underlying Share are personal, cannot be transferred, assigned, pledged or mortgaged voluntarily, and shall not be subject to any proxy or assignment deed whether immediately effective or effective at a future date, other than by will or operation of law, unless the applicable taxes under the ITO have been paid or withheld. If such an Award or Underlying Share has been transferred by will or by operation of law, the provisions of the ITO and Section 102 will apply with respect to the heirs or the transferees of the Eligible 102 Participant, as the case may be.
7.     Tax Consequences
7.1    Any tax consequences arising from the grant of any Award, exercise of the Award, sale or withdrawal from trust of the Underlying Shares or from any other event or act (of the Company, or its Affiliates, and the Trustee or the Eligible Employee), hereunder, shall be borne solely by the Eligible Employee. The Company, its Affiliates and the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Eligible Employee shall agree to indemnify the Company, its Affiliates and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Employee. The Company, its Affiliates or the Trustee may make such provisions and take such steps as they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan, the exercise thereof, or the sale or release from the Trustee of the Underlying Shares, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to an Eligible Employee, (ii) requiring an Eligible Employee to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Underlying Share, or (iii) by causing the sale of Underlying Share held by or on behalf of an Eligible Employee to cover such liability, up to the amount required to satisfy minimum statuary withholding requirements. In addition, the Eligible Employee will be required to pay any amount which exceeds the tax to be withheld and remitted to the tax authorities, pursuant to applicable tax laws, regulations and rules.
7.2    With respect to Non-Trustee Grants, if the Eligible 102 Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company or its Affiliate a security or guarantee for the payment of tax due at the time of sale of the Underlying Shares to the satisfaction of the Company, all in accordance with the provisions of Section 102 of the ITO.
8.     Governing Law and Jurisdiction
Notwithstanding any other provision of the Plan, with respect to Eligible Employees subject to this Appendix, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein.
9.     Securities Laws
Without derogation from any provisions of the Plan, all grants pursuant to this Appendix shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.
* * * * * * *

ENDOCHOICE HOLDINGS, INC.
ATTN: LEGAL DEPARTMENT
11405 OLD ROSWELL ROAD
ALPHARETTA, GA 30009

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E06401-P75976 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENDOCHOICE HOLDINGS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

Nominees:

01) William R. Enquist
02) David L. Kaufman
03) David H. Mowry

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

4. Consider and act upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

NOTE: The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is given, this proxy will be voted FOR items 1, 2 and 3.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Proxy Materials for the Annual Meeting are Available at:
www.proxyvote.com.

E06402-P75976

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENDOCHOICE HOLDINGS, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2016

The stockholder(s) hereby appoint(s) Mark G. Gilreath, David N. Gill and James B. Young Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EndoChoice Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Eastern Time on April 29, 2016 at 11405 Old Roswell Road, Alpharetta, Georgia 30009, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side